                                                                   Exhibit 10.21


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                          LOAN AND SECURITY AGREEMENT

                         dated as of November 1, 1997

                                    between

                       VISTANA TIMESHARE MORTGAGE CORP.
                                 as Borrower,

                                      and

              DRESDNER BANK AG NEW YORK AND GRAND CAYMAN BRANCHES
                                   as Lender






================================================================================

                               TABLE OF CONTENTS

                                                                            Page
1.   DEFINITIONS...............................................................1

2.   LOAN COMMITMENT; USE OF PROCEEDS.........................................24
     2.1  Agreement to Lend Contingent Upon Performance.......................24
     2.2  One Loan............................................................24
     2.3  The Note............................................................24
     2.4  Repayment...........................................................24
     2.5  Interest Payments...................................................25
     2.6  Repayments..........................................................25
     2.7  Optional Prepayment of Principal....................................25
     2.8  Manner of Payment...................................................25
     2.9  Extension of Maturity...............................................25
     2.10 Default Rate........................................................26
     2.11 Computation of Interest.............................................26
     2.12 Use of Proceeds.....................................................26
     2.13 Exit Fee Payments...................................................26
     2.14 Securitization......................................................26

3.   DESIGNATED RECEIVABLES COLLATERAL SECURITY...............................27
     3.1  Grant of Security Interest..........................................27
     3.2  Replacements of Ineligible Instruments..............................27
     3.3  Maintenance of Security Documents...................................28
     3.5  Release of Excess Collateral........................................28
     3.6  Release of Collateral Upon Repayment................................28

4.   ADVANCES.................................................................29
     4.1  Conditions to  Advances.............................................29
          (a)  Conditions Precedent to the Initial Advance....................29
          (c)  Conditions Precedent to Each Advance...........................32
          (d)  Conditions Precedent for Subsequent Advances...................34
     4.2  Form of Request; Timing.............................................34
     4.3  Disbursement of Advances............................................34
     4.4  No Waivers of Conditions Precedent..................................34

5.   NOTE, MAINTENANCE OF BORROWING BASE; PAYMENTS; SERVICING AND COLLECTION..34
     5.1  Repayment of Loan...................................................34
     5.2  [Reserved]..........................................................34
     5.3  Lockbox Bank; Servicer; Financial Reports...........................34
     5.4  Application of Payments.............................................35

     5.5  Obligations Absolute................................................35

6.   BORROWER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.....................36
     6.1  Representations and Warranties of the Borrower......................36
          (a)  Special Purpose Entity.........................................36
          (b)  Collateral.....................................................36
          (c)  Ownership......................................................36
          (d)  Organization and Good Standing.................................36
          (e)  Due Qualification..............................................36
          (f)  Power and Authority............................................36
          (g)  Binding Obligation.............................................36
          (h)  No Violation...................................................37
          (i)  Consents.......................................................37
          (j)  No Proceedings.................................................37
          (k)  Solvent........................................................37
          (l)  Collateral.....................................................37
          (m)  Nonconsolidation...............................................37
          (n)  Security Interest..............................................38
          (o)  No Other Security Interests....................................38
          (p)  Correct Copies.................................................38
          (q)  No Defaults....................................................39
          (r)  Notices of Defaults............................................39
          (s)  No Set-Offs....................................................39
          (t)  Margin Stock...................................................39
          (u)  Taxes..........................................................39
          (v)  ERISA..........................................................40
          (w)  Securities Law.................................................40
          (x)  Compliance with Law............................................40
          (y)  Eligible Instruments...........................................41
          (z)  Omissions and Statements.......................................41
          (aa) No Indebtedness................................................41
          (bb) Mortgage Document Representations..............................41
          (cc) Survival of Representations and Warranties.....................41
     6.2  Affirmative Covenants of the Borrower...............................41
          (a)  Special Purpose Entity.........................................42
          (b)  Tax Returns....................................................42
          (c)  Principal Place of Business....................................42
          (d)  Originator Defaults............................................42
          (e)  Security Interest in Future Collateral.........................42
          (f)  Servicer's Reports, Monthly Reports............................42
          (g)  Notice Upon Event of Default...................................42
          (h)  Other Information..............................................43
          (i)  Existence; Compliance with Law.................................43

          (j)  Taxes and Other Liabilities....................................43
          (k)  Inspection Rights; Assistance..................................43
          (l)  Supplemental Disclosure........................................43
          (m)  Notice of Liens................................................43
          (n)  Performance Obligations........................................44
          (o)  Documentation; Further Assurances..............................44
          (p)  Assumption of Purchaser's Obligations..........................44
          (q)  Collection of Payments.........................................44
          (r)  Lender as Additional Insured...................................44
          (s)  No Indebtedness................................................45
          (t)  Payment of Fees and Expenses...................................45
          (u)  Indemnification................................................45
     6.3  Borrower's Negative Covenants.......................................46
          (a)  Liens; Negative Pledges; and Encumbrances......................46
          (b)  Disposition of Assets..........................................46
          (c)  No Subsidiaries................................................46
          (d)  Amendments of Organizational Documents.........................46
          (e)  Events of Default..............................................46
          (f)  Other Activities of Borrower...................................46
          (g)  No Advances....................................................47
          (h)  Existence; Qualification.......................................47
          (i)  Other Transactions.............................................47
          (j)  Validity of Liens..............................................47
          (k)  Extensions.....................................................47
          (l)  ERISA..........................................................47
          (m)  No Modifications of Instruments................................47
          (n)  No Modification of Timeshare Documents.........................48
          (o)  No Distributions...............................................48
          (p)  Securities Law.................................................48
          (q)  Additional Insurance...........................................48
          (r)  No Petition....................................................48
     6.4  Notification of Originators.........................................48
     6.5  Inspection..........................................................49
     6.6  Supplemental Nature of Article 6....................................49

7.   DEFAULT..................................................................49
     7.1  Events of Default...................................................49
     7.2  Remedies............................................................51
     7.3  Application of Funds Received.......................................52
     7.4  Foreclosure.........................................................52
     7.5  Proceeds from Sale of Collateral....................................52
     7.6  Performance by Lender...............................................53
     7.7  Remedies Non-Exclusive..............................................53

     7.8  Waiver..............................................................53
     7.9  Power of Attorney...................................................53

8.   MISCELLANEOUS............................................................53
     8.1  Payment of Funds to Lender..........................................53
     8.2  Merger..............................................................53
     8.3  Powers Coupled with an Interest.....................................54
     8.4  Counterparts........................................................54
     8.5  Notices.............................................................54
     8.6  Assignees of Borrower and Lender....................................54
     8.7  Unenforceability....................................................55
     8.8  Time is of the Essence..............................................55
     8.9  Delay not Waiver....................................................55
     8.10 Headings............................................................55
     8.11 CHOICE OF LAW: JURISDICTION: VENUE AND WAIVER OF JURY TRIAL.........55
     8.12 Usury Law...........................................................57
     8.13 NO LIABILITY TO PURCHASERS..........................................57
     8.14 Reserved............................................................57
     8.15 Reliance by Lender..................................................57
     8.16 Termination; Survival...............................................57
     8.17 Amendments..........................................................57
     8.18 Marshalling; Payments Set Aside.....................................58
     8.19 No Set-Offs by Borrower.............................................58
     8.20 Equitable Relief....................................................58
     8.21 Waiver of Punitive Damages..........................................58
     8.22 General Interpretive Principals.....................................58

                               LIST OF EXHIBITS

                            [intentionally omitted]

Exhibit A      Assignment of Mortgage(s) (Fee Simple Timeshare Instruments)

Exhibit B      Form of Transfer Agreement

Exhibit C      Servicer Report

Exhibit D      Promissory Note

Exhibit E      Permitted Encumbrances

Exhibit F      List and Description of Timeshare Projects, Resorts and Related
               Real Property

Exhibit G      Borrower's Certificate pursuant to Section 3.2 of the Loan and
               Security Agreement

Exhibit H      Assignment of Mortgage(s) (Fee Simple Timeshare Instruments)
               pursuant to Section 3.2 of the Loan and Security Agreement

Exhibit I      Notice of Defaulted Instrument

Exhibit J      Request for Advance and Certification pursuant to Section 3.2 of the Loan and Security Agreement

Exhibit K      Reserved

Exhibit L      Real Estate Due Diligence Checklist

                          LOAN AND SECURITY AGREEMENT

          LOAN AND SECURITY AGREEMENT ("Agreement") dated as of November 1, 1997, by DRESDNER BANK AG NEW YORK AND GRAND CAYMAN BRANCHES, a New York State licensed branch of a bank incorporated in the Federal Republic of Germany and licensed to operate branches in New York State and the Cayman Islands (together with its successors and assigns, "Lender"), and VISTANA TIMESHARE MORTGAGE CORP., a Delaware corporation ("Borrower").

                                   RECITALS:

          A. WHEREAS Borrower has requested that Lender make a revolving loan ("Loan") secured by certain level pay promissory notes and related mortgages on timeshare interests, the Loan to be in the maximum principal amount of $70,000,000;

          B. WHEREAS Lender desires to make such Loan to Borrower;

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto do hereby agree as follows:

      1.  DEFINITIONS

          As used in this Agreement and the other Documents (as defined below) unless otherwise expressly indicated in this Agreement or the other Documents, the following terms shall have the following meanings (such meanings to be applicable equally both to the singular and plural terms defined). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Transfer and Servicing Agreement.


          1.1 "Advance": an advance of the proceeds of the Loan by Lender to Borrower in accordance with the terms and provisions of this Agreement.

          1.2 "Adverse Financial Conditions": the per annum coupon rate inclusive of any letter of credit cost ("Anticipated Rate") of any single class debt securities (the "Anticipated Securities") to be issued during the 180-day period following receipt by Lender of a Notice to Securitize in connection with any Securitization transaction sponsored by the Borrower and secured by the Collateral would be reasonably likely to be greater than a spread of 2.25% over the yield to maturity of the U.S. treasury security having a maturity most nearly equal to the weighted average life of the Anticipated Securities ("Target Rate"), provided however, that if (i) the face amount of the letter of credit to be issued or arranged by the Lender or its Affiliate as credit enhancement in connection with such Securitization is at least $20,000,000, (ii) the Anticipated Securities are reasonably likely to be rated less than A by DCR ("Rating Failure"), (iii) the Anticipated Rate is expected to be greater than the Target Rate because of the Rating Failure and (iv) it is anticipated that there would not be a Rating Failure but for potential adverse tax liability to the anticipated issuer of Anticipated Securities due to the exposure of such issuer to the tax liabilities of Vistana or any Affiliate thereof, such reasonable likelihood of a failure to meet the Target Rate shall not constitute an Adverse Financial Condition.

          1.3 "Affiliate": with respect to any individual or entity, any other individual or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such individual or entity.

          1.4  "Agents":  the Servicer, Custodian and the Lockbox Bank.

          1.5 "Anticipated Securities": has the meaning set forth in the definition of "Adverse Financial Condition" herein.

          1.6 "Applicable Usury Law": any or all of the usury laws, regulations and rules that apply to, when used with respect to any Mortgage Loan, such Mortgage Loan, and, when used with respect to the Note, the Note.

          1.7 "Articles of Organization": the charter, certificate of incorporation, certificate of trust, trust agreement, articles, operating agreement, partnership agreement, by-laws and any other written documents evidencing the formation, organization and continuing existence of the entity related thereto.

          1.8 "Assignment of Mortgage": a written assignment of one or more specific Mortgages (and, only when delivered to Lender in blank) relating to one or more Instruments in recordable form, sufficient under the laws of the jurisdiction wherein the related Unit is located to give record notice of a transfer of a Mortgage and its proceeds, delivered by Borrower to Lender in the form of Exhibit A.

          1.9 "Association": the Timeshare Association related to the pertinent Time Share Interest.

          1.10 "Bankruptcy Code": the Bankruptcy Code of 1978, as amended, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as the same may be in effect from time to time.

          1.11 "Borrower": Vistana Timeshare Mortgage Corp., a Delaware Corporation, and, subject to the restrictions on merger, consolidation and assignment contained in the Documents, its permitted successors and assigns.

          1.12 "Borrowing Base": with respect to an Eligible Instrument, shall be an amount equal to the product of (i) the Borrowing Base Percentage multiplied by (ii) the unpaid principal balance of such Eligible Instrument and, with respect to all Eligible Instruments in the aggregate, shall be an amount equal to the product of (i) the Borrowing Base Percentage, multiplied by (ii) the aggregate Outstanding principal balance of all such Eligible Instruments constituting Designated Receivables Collateral hereunder then owned by the Borrower.

          1.13 "Borrowing Base Percentage":  ninety percent (90%).

          1.14 "Borrowing Term": the period commencing on the Closing Date and terminating upon the close of business 364 days thereafter, and as the same may be extended any number of times by the Lender, in its sole discretion, for a 364 day period that commences upon the date upon which the Borrowing Term would have expired but for the Lender's election to so extend (each such date upon which such extension occurs, an "Extension Commencement Date"); provided that the Lender shall have delivered at least sixty (60) days prior to such Extension Commencement Date written notice to the Borrower that sets forth the Lender's decision to make or not to make such election, as the case may be, or such shorter period of time as is acceptable to the Borrower, provided, further, that if the Lender shall not provide any notice of its intention to so extend, any Advance extended to the Borrower after the expiry of such 60 day period shall be conclusive evidence of acceptability to the Borrower.

          1.15 "Business Day": any day other than a Saturday, Sunday or a day on which banks in New York, New York or the State of Florida (and, with respect to the calculation of LIBOR, London, England) are required or permitted to close.

          1.16 "Certificate of Borrower": a certificate from the Borrower as required pursuant to Section 3.2 hereof and substantially in the form of Exhibit G hereto.

          1.17 "Closing Date": November 25, 1997.

          1.18 "Collateral": (a) the Designated Receivables Collateral, (b) any and all other assets now or hereafter serving as security for the Performance of the Obligations, (c) the Borrower's rights in, to and under the Transfer and Servicing Agreement, (d) rights of the Intermediary Corporation in, to and under each Transfer Agreement transferred to the Borrower pursuant to the Transfer and Servicing Agreement, (e) any other rights acquired by the Borrower pursuant to the Documents, (f) any rights of the Borrower, the Intermediary Corporation, and each Originator in, to and under any interest rate swap agreement pertaining to or otherwise directly affecting the Loan or any and each of the Mortgage Loan Coupon Rates that are Mortgage Loan Coupon Rates related to Designated Instruments and (g) all products, income and proceeds from any of the foregoing.

          1.19 "Collection Account": an account at Dresdner Bank AG New York and Grand Cayman Branches, account number 100869-15, Account Name Vistana Timeshare Mortgage Corp. Collection Account.

          1.20 "Collection Period": from the opening of business on the first day to and including the close of business on the last day of, in either case, each calendar month during the Term, provided, however, that the last Collection Period shall terminate simultaneously with the expiration of the Borrowing Term. With respect to any Payment Date, the Collection Period related thereto shall be deemed to be the Collection Period occurring immediately prior to such Payment Date.

          1.21 "Credit and Collection Policies": the credit and collection policies of the Servicer.

          1.22 "Custodial Agreement": the document dated the Closing Date among the Borrower, the Lender and the Custodian whereby the Custodian will take possession of the Designated Instruments on behalf of Lender, and as the same may be from time to time renewed, amended, restated or replaced.

          1.23 "Custodian": First Union National Bank, a national banking association, and its permitted successors as Custodian, under the Custodial Agreement.

          1.24 "Custodian's Certificate": a certificate substantially similar to Exhibit B of the Custodial Agreement and required to be received by the Lender prior to the making of any Advance, as further described in Article Four hereof.

          1.25 "Custodian's Fee": shall be as provided in the Custodial
Agreement.

          1.26 "DCR":  Duff and Phelps Credit Rating Co. and its successors.

          1.27 "Default Rate": a rate per annum equal to the sum of (i) LIBOR plus (ii) 2.75%.

          1.28 "Defaulted Instrument": a Designated Instrument that shall be deemed defaulted at the earlier of the date on which (i) the Servicer has determined, in its sole discretion, in accordance with the Servicing Standard, that such Designated Instrument is not collectible, (ii) all or part of a Scheduled Payment thereunder is more than 60 days delinquent as of the last day of any calendar month or (iii) otherwise ceases to be an Eligible Mortgage Loan.

          1.29 "Designated Instrument": an Instrument which has been endorsed by Borrower to Lender and which, as of the Transfer Date related thereto, (a) satisfies each of the representations made with respect to it under Section 2.03 of the Transfer Agreement related to it, (b) does not otherwise cause a breach of any other representation or warranty set forth in such Section 2.03 and (c) is not 60 days or more past due at the end of the calendar month immediately preceding such Transfer Date, and such endorsement has not been released.

          1.30 "Designated Receivables Collateral": all Designated Instruments which have not been previously replaced pursuant to Section 3.2 hereof, their proceeds, and that other part of the Receivables Collateral related to the Designated Instruments.

          1.31 "Determination Date": with respect to a Payment Date, the date which is the fourteenth Business Day of the calendar month in which such Payment Date occurs, provided, however, that in no event shall such Determination Date be later than one Business Day prior to such Payment Date.

          1.32 "Document Default": any one or more of the following: (a) an Event of Default hereunder, (b) a Servicer Default, (c) a Guarantor Default or
(d) any "Default" or other Event of Default as defined in any Document.

          1.33 "Documents": the Note, each Security Document, the Lockbox Agreement, each Transfer Agreement, the Custodial Agreement, the Transfer and Servicing Agreement, the Guaranty and all other documents executed in connection with the Loan, as they may be from time to time renewed, amended, restated or replaced.

          1.34 "Eligible Instrument": a Designated Instrument which evidences debt of an Eligible Mortgage Loan, as defined in the Transfer Agreement under which such Designated Instrument is sold, transferred, conveyed and assigned to the Intermediary Corporation. An Instrument that has qualified as an Eligible Instrument shall cease to be an Eligible Instrument upon the date of the first occurrence of any of the following: (a) any installment due with respect to that Instrument becomes more than 60 days past due as of the last day of any calendar month; or (b) the Eligible Mortgage Loan as defined in the related Transfer Agreement related to such Designated Instrument ceases to be an Eligible Mortgage Loan or becomes a Defaulted Mortgage Loan.

          1.35 "Environmental Laws": all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

          1.36 "ERISA": the Employee Retirement Income Security Act of 1974, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

          1.37 "Event of Default": the meaning set forth in paragraph 7.1 hereof.

          1.38 "Excess Interest": as set forth in Section 8.12 hereof.

          1.39 "Exit Fee": means the product, expressed in dollars, of 0.0035 and (i) with respect to repurchases of Instruments made under Section 2.13(b) hereof, the aggregate Borrowing Base Percentage of the Outstanding principal balance of such Instruments, and (ii) with respect to payment of the Exit Fee pursuant to Section 2.13(a) hereof, the Borrowing Base Percentage of the Outstanding principal balance of all Instruments that have been endorsed by Borrower to Lender and which, before the date on which the Exit Fee is due pursuant to Section 2.13(a), such endorsement has not been released; provided, however, that the total Exit Fee during the initial Borrowing Term if a Securitization has not been completed for reasons other than due to the existence of an Adverse Financial Condition shall not be less than $175,000.00.

          1.40 "Extension Commencement Date": as set forth in the definition of "Borrowing Term" above.

          1.41 "Federal Reserve Board": the Board of Governors of the Federal Reserve System and any successor thereto.

          1.42 "GAAP": generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar function of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

          1.43 "Governmental Authority": (a) any federal, state, county, municipal or foreign government, or political subdivision, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

          1.44 "Grant": grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and perfect a Security Interest in and right of set-off against, deposit, set over and continue.

          1.45 "Guarantor": Vistana.

          1.46 "Guarantor Default": as defined in Section 5.1 of the Guaranty.

          1.47 "Guaranty": the Guaranty, dated as of the Closing Date, executed by Guarantor in favor of the Lender, as the same may be amended from time to time.

          1.48 "Hazard Insurance Documents": all current insurance documentation that exists with respect to a Unit related to a Designated Instrument and that pertains to damage or loss of economic value that such Unit may suffer as a result of fire, flood, earthquakes, volcanoes, wind or any other type of storm, typhoon, Act of God or other similar event.

          1.49 "Incipient Default": an event which, after notice and/or lapse of time, would constitute an Event of Default.

          1.50 "Income Taxes": any federal, state, local or foreign taxes based upon, measured by, or imposed upon gross or net income, gross or net receipts, capital, net worth, or the privilege of doing business, and any minimum taxes or withholding taxes based upon any of the foregoing, including any penalties, interest or additions to tax imposed with respect thereto.

          1.51 "Indebtedness": as to any Person, (a) all indebtedness of such Person for borrowed money, (b) all leases of equipment of such Person, including all capital leases of such Person, (c) any obligation of such Person for the deferred purchase price of Property or services (other than trade or other accounts payable in the ordinary course of business and not more than ninety
(90) days past due), (d) any obligation of such Person that is secured by a Lien on assets of such Person, whether or not that Person has assumed such obligation or whether or not such obligation is non-recourse to the credit of such Person,
(e) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person and (f) any obligation of such Person to reimburse the issuer of any letter of credit issued for the account of such Person upon which a draw has been made.

          1.52 "Independent Director": with respect to a corporation, a director of the corporation, and, with respect to a trust, a trustee of such trust who, in each of the foregoing cases, shall at no time be, or have been, a director, officer, member, trustee, or partner of, be employed by, or hold any beneficial or economic interest in any Affiliate of such corporation or trust, as the case may be, or, indirectly or directly, gain any benefit from, engage in any activity (other than as contemplated herein) with, or be controlled or influenced by, any Affiliate of such corporation and who shall at no time hold any beneficial or economic interest in such corporation or trust, as the case may be. For the purpose of the preceding sentence, "Affiliate" shall mean any Person other than such corporation or trust, as the case may be (i) which owns beneficially, directly or indirectly, 10% or more of the outstanding shares of common stock of the corporation or beneficial interest of such trust; or (ii) of which 10% or more of the outstanding shares of its common stock or trust certificates, as the case may be, is the owned beneficially, directly or indirectly, by any entity described in clause (i) above, (iii) which is "controlled", as defined in Section 230.405 of the Rules and Regulations of the Securities and Exchange Commission, 17 C.F.R. Section 230.405 by an entity described in clause (i) above or (iv) receives a substantial income from such corporation or trust.

          1.53 "Independent Public Accountant": any of (a) Arthur Andersen & Co., (b) Deloitte & Touche, (c) Coopers & Lybrand, (d) Ernst & Young (e) KPMG Peat Marwick and (f) Price Waterhouse and (g) any successors thereof; provided, that such firm is independent with respect to the Servicer, as the case may be, within the meaning of the Securities Act of 1933, as amended.

          1.54 "Ineligibility Date": with respect to any Instrument, the earlier of (a) Borrower having obtained Knowledge the Instrument is, or will become an Ineligible Instrument or (b) the Instrument ceasing to qualify as an Eligible Instrument.

          1.55 "Ineligible Instrument": an Instrument that either (a) was, and subsequently ceases to be, an Eligible Instrument or (b) was not an Eligible Instrument at the time such Instrument was assigned to Lender.

          1.56 "Initial Instruments": each Instrument delivered to the Custodian in connection with the initial Advance under this Agreement.

          1.57 "Instrument": with respect to each Timeshare Interest, the original executed promissory note evidencing the indebtedness of a Mortgagor in connection with the sale of a Timeshare Interest by a Timeshare Developer to such Mortgagor as Purchaser thereunder.

          1.58 "Insurance Policies": the insurance policies that (a) the Borrower is required to cause to be maintained and delivered pursuant to Section 6.2(r) hereof and (b) property insurance, Hazard Insurance, private mortgage insurance (but without implying any obligation on the part of Borrower to provide same) and the flood insurance (if any) and the Title Policies (Mortgage) that exist and pertain to the related Timeshare Interest or Unit, as applicable.

          1.59 "Interest": the amount of interest payable by the Borrower on the Note in accordance with the terms and conditions thereof and hereof.

          1.60 "Interest Collection Period": with respect to each Advance, that portion of the Interest Period related thereto that falls within one Collection Period.

          1.61 "Interest Period": when used in the singular, any one of, and, when used in the plural, each thirty (30) day period commencing upon, and inclusive of, the first day of the Advance related thereto, concluding upon, and inclusive of, the last day of such thirty (30) day period, provided that, the final Interest Period shall conclude upon the Maturity Date of the Loan.

          1.62 "Interest Rate": with respect to each Interest Period a rate per annum equal to the sum of (i) LIBOR plus (ii) one hundred basis points per annum, provided, however, that in the event that all principal and Interest due under the Note shall not be paid upon the end of the Maturity Date, then the Interest Rate applicable to all Outstanding payments of Interest shall be the Default Rate.

          1.63 "Intermediary Corporation": VTM Corp., a Delaware corporation having its chief executive offices at c/o VCH Administration, Inc., 8801 Vistana Centre Drive, Orlando, Florida 32821.

          1.64 "Interstate Land Sales Full Disclosure Act": Interstate Land Sales Full Disclosure Act, as amended.

          1.65 "Investment Company Act": the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1 et seq.), as the same may be in effect from time to time, or any successor statute thereto.

          1.66 "Knowledge": as to any natural person, the actual awareness of the fact, event or circumstance at issue or proper delivery of notification of such fact, event or circumstance at the place held out by such person as the place for receipt of such communications and, as to any Person that is not a natural Person, that (i) the fact, event or circumstance at issue is brought to the attention of a Responsible Officer or (ii) notice has been delivered to such Person in accordance with the provisions of the relevant Documents; provided, however, that each such Person that is not a natural person shall be deemed to have Knowledge of any fact, event or circumstance if such fact, event or circumstance should have been known or would have been brought to the attention of a Responsible Officer if the Person had exercised commercially reasonable due diligence.

          1.67 "Lender": Dresdner Bank AG New York and Grand Cayman Branches and its permitted successors and assigns.

          1.68 "Lender's Attorneys Fee": lender's attorney's fees with respect to the closing and post-closing plus disbursements (which, through November 25, 1997, are $121,307.18, which figures reflect the fee cap of $50,000 through October 31, 1997), and with respect to any Advance thereafter, the reasonable fees and disbursements of Lender's counsel incurred in connection with such Advance as determined by Lender in its sole discretion.

          1.69 "Lender's Bill":  as set forth in Section 5.3(b) hereof.

          1.70 "LIBOR": the offered rate for United States dollar deposits for 30 days appears on Telerate Page 3750 as of 11:00 A.M., London Time, on such LIBOR Determination Date; provided that if such rate does not appear on Telerate page 3750 on any LIBOR Determination Date, the Lender will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Lender) to provide the Lender with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the Lender with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest one-sixteenth (1/16) of 1% of all such quotations. If on such date fewer than two reference banks provide the Lender with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest one-sixteenth (1/16) of 1% of the offered per annum rates that one or more leading banks in the City of New York selected by the Lender are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month. If such banks in the City of New York are not quoting as provided above, LIBOR for such date will be LIBOR as determined by the Lender using such method as it shall deem reasonable under the circumstances. The establishment of LIBOR by the Lender in the absence of manifest error shall be final and binding.

          1.71 "LIBOR Determination Date": the second Business Day prior to the first day of the applicable Interest Period.

          1.72 "Lien": any mortgage, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge upon any and, whether voluntarily incurred or arising by operation of law or otherwise, affecting any property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of or agreement to file or deliver any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

          1.73 "Line of Credit Agreement": the Line of Credit Agreement, dated the date hereof, among Lender, Vistana and Vistana Development, Ltd., as the same may be amended from time to time.

          1.74 "Loan":  the Loan of up to $70,000,000.00 evidenced by the Note.

          1.75 "Loan Event of Default": an Event of Default hereunder.

          1.76 "Lockbox Agreement": each agreement made between the Lender, the Borrower, the Servicer and the Lockbox Bank, which provides for the Lockbox Bank to collect through a lockbox payments made on Instruments constituting part of the Designated Receivables Collateral and to remit them to the Collection Account, subject to the provisions of Section 5.3 hereof, as it may be from time to time renewed, amended, restated or replaced.

          1.77 "Lockbox Bank": First Union National Bank, a national banking association, and its permitted successor as Lockbox Bank under the Lockbox Agreement.

          1.78 "Lockbox Bank Fee": as provided in the Lockbox Agreement.

          1.79 "Management Agreement(s)": any management agreement now or hereafter existing by and between a Manager and the Association related to the Resort managed pursuant to such Management Agreement and as the same may be as amended, renewed, restated or replaced in which a Person agrees to perform certain management services with respect to any Unit related to the Collateral on behalf of the Originator that owns such Unit.

          1.80 "Manager": a Person with whom an Association enters into a Management Agreement. As of the Closing Date, such Managers were Points of Colorado, Inc., with respect to Eagle Pointe and Falcon Pointe, Resort Advisory Group, Inc., with respect to Christie Lodge and Vistana MB Management, Inc. with respect to Embassy Vacation Resort at Myrtle Beach.

          1.81 "Material Adverse Effect": any set of circumstances or events which (a) has, or would reasonably be expected to have, any material adverse effect whatsoever upon the validity or enforceability of any Document against any Vistana Transaction Entity or Agent(s), including the Note; (b) is, or would reasonably be expected to be, material and adverse to the condition (financial or otherwise) or business operations of any Vistana Transaction Entity or constitute grounds for the revocation of any license, charter or permit material to the conduct of such Person's business and a suspension of sales or a liability incurred outside the ordinary course of business with respect to Borrower or the Intermediary Corporation, in an amount greater than $10,000 or, with respect to any Originator or any Servicer, in an amount greater than $250,000 or, with respect to Vistana, in an amount greater than $1,000,000 or more shall be deemed such a material and adverse effect; (c) materially impairs, or could reasonably be expected to materially impair, the ability of any Vistana Transaction Entity to perform any of its obligations under any of the Documents;
(d) materially and adversely affects any Resort related to any Timeshare Interest comprising any part, or all, of the Collateral as of the date of determination which is not fully covered by insurance; (e) materially impairs, or would reasonably be expected to materially impair, the ability of the Custodian, Lender or any Trustee or Noteholder to enforce any of the remedies set forth in, or any interest under, any of the Documents such that the Documents do not contain adequate provisions for the practical realization of the rights and benefits afforded thereby; (f) materially and adversely affects or would reasonably be expected to materially impair the interests of the Custodian, Lender, any Trustee or any Noteholder in the Collateral including the Grant of the Security Interest to the Lender in the Designated Receivables Collateral, (g) materially and adversely affects, or could reasonably be expected to have a material and adverse effect upon, the condition (financial or otherwise) of any Association, any Manager, any Timeshare Developer or constitute grounds for the revocation of any license, charter or permit material to the conduct of such Person's business to which any Designated Investment relates as of the date of determination, or (h) when used with respect to any single Mortgage Loan, materially and adversely affects or impairs, or would reasonably be expected to so affect or impair, any of the following: (i) the enforceability, legality or binding nature of any document in the Mortgage Loan File; (ii) the repayment of either principal or interest of the Instrument;
(iii) the Mortgage Loan Coupon Rate; (iv) the Lender's or any Trustee's interests under, Security Interest in, or ability to enforce its rights under, any Mortgage Document; (v) the enforceability, legality or validity of any Mortgage Document; and, when used with reference to the Collateral, or the property sold, transferred, conveyed and assigned by any Originator, means the effects and impairments described in subclauses (h)(i) through and including
(h)(v) but only as when applied to a material number of Mortgage Loans that constitute Designated Receivables Collateral. To the extent that the definition of Material Adverse Effect makes a direct or indirect reference to a particular Instrument, Mortgage Loan, Mortgage File, Timeshare Interval, Unit, Resort or Timeshare Project, then no Material Adverse Effect shall be deemed to have occurred if Borrower causes the Designated Instruments related to the foregoing to be replaced or repaid by the end of the calendar month following the month in which Borrower obtains Knowledge of such occurrence.

          1.82 "Maturity Date": The date which is 180 days after the last day of the Borrowing Term.

          1.83  "Moody's":  Moody's Investors Service, Inc. and its successors.

          1.84 "Mortgage": the purchase money mortgage or deed of trust given to secure an Instrument, which shall in each case constitute a first priority, perfected security interest in a Timeshare Interest granted by the Purchaser.

          1.85 "Mortgage Documents": (a) the original Instrument and any amendments or modifications thereto; (b) each executed, original Assignment of Mortgage (which may relate to more than one Mortgage); (c) the original Mortgage (or copy thereof) and any amendments or modifications thereto; (d) the Certificate of Private mortgage insurance (but without implying any obligation on the part of Borrower to provide same), if any, for the Unit; (e) the Title Policy (Mortgage) or a commitment that such Title Policy (Mortgage) will be delivered within sixty (60) days from the date of the relevant Advance and (f) each Time Share Declaration, Time Share Program Consumer Documents and Timeshare Program Governing Documents related to the Unit provided that, for the purposes of any delivery requirements hereunder, the documents, in their most current form, referenced in clause (f) hereof need (A) not be so delivered if previously received by the required recipient and (B) notwithstanding the provisions of any other Document, shall be delivered to the Lender.

          1.86 "Mortgagor": the Person obligated to make the payments due under each Instrument in accordance with the terms and conditions related to such Instrument.

          1.87 [RESERVED]

          1.88 "Note": the Promissory Note from Borrower in favor of Lender in a form substantially similar to Exhibit D in the original principal amount of up to $70,000,000, as it may from time to time be renewed, amended, restated, or replaced.

          1.89 "Noteholders": the holders of any notes, certificates or other debt security issued in connection with any securitization of the Collateral.

          1.90 "Notice to Securitize":  has the meaning set forth in Section
2.14 hereof.

          1.91 "Obligations": all obligations, agreement, duties, covenants and conditions that Borrower is now or hereafter required to Perform under any and all of the Documents, including, without limitation, the obligation to make timely payment under the Note.

          1.92 "Originator": in the singular, any one of, and, in the plural, all of, the entities that, as of the date of determination, have executed a Transfer Agreement and have sold at least one Eligible Instrument to the Intermediary Corporation which constitutes Designated Receivables Collateral as of the date of determination; provided, however, that on the Closing Date, the Originators are deemed to be: Points of Colorado, Inc., a Colorado corporation, and Vistana MB, Inc., a South Carolina corporation.

          1.93 "Outstanding": as of the date of determination, either any obligation that has yet to be performed or amount that has yet to be paid, as the case may be.

          1.94 "Partial GAAP": GAAP with the exception that such financial statements shall not contain consolidating and eliminating entries, disclosure or footnotes.

          1.95 "Payment Date": the twentieth day of each calendar month, or if such day is not a Business Day, the immediately succeeding Business Day, commencing on December 20, 1997. With respect to any Advance, Interest Period or Maturity Date, the Payment Date related thereto shall be the Payment Date immediately following such Interest Period or Maturity Date, respectively.

          1.96 "Performance" or "Perform": full, timely and faithful performance.

          1.97 "Permitted Encumbrances": the rights, restrictions, reservations, encumbrances, easements and liens of record which Lender has agreed to accept as set forth in Exhibit E.

          1.97A     "Permitted Investments": means any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein:

               (1) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence:

               (1) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depository receipt,

               (2) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America of any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits (if any) or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company has a credit rating in the highest rating category from DCR, Standard & Poor's or Moody's (each a "Rating Agency"),

               (3) certificates of deposit having a rating in the highest rating category by a Rating Agency, or

               (4) investments in money market funds which are (or which are composed of instruments or other investments which are) rated in the highest rating category by a Rating Agency;

               (b) commercial paper (having original or remaining maturities of no more than 270 days) having a credit rating in the highest rating category by a Rating Agency;

               (c) Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category by a Rating Agency; and

               (d) repurchase agreements involving any Permitted Investment described in any of clauses (a)(I), (a)(iii) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category by a Rating Agency and so long as the Lender has approved of such repurchase agreement in writing.

          Any Permitted Investment must mature no later than the Business Day prior to the next Payment Date.

          1.98 "Person": any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, firm, joint stock company, estate, entity or Governmental Authority.

          1.99 "Proceeding": any suit in equity, action at law or other judicial or administrative proceeding.

          1.100 "Plan": any pension plan (as defined in Section 3(2) of ERISA) covered by Title IV of ERISA or section 412 of the Tax Code or section 302 of ERISA, which is maintained by a "Commonly Controlled Entity" as described in Section 4001(b) of ERISA or in respect of which such Commonly Controlled Entity has liability or any welfare plan (as defined in section 3(3) of ERISA which requires contributions or payments to be made on account of persons who are no longer employees except as required by section 4980B of the Tax Code).

          1.101     "Principal Redemption Price": has the meaning set forth in
Section 6.2(v) herein.

          1.102 "Private Mortgage Insurance": a primary mortgage guaranty insurance policy. The inclusion of this definition shall not be construed as a requirement that any such insurance be obtained.

          1.103 "Property": means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

          1.104 "Purchaser": a purchaser of a Timeshare Interest from a Timeshare Developer.

          1.105 "Real Property": any and all real property upon or in which a Unit related to any Instrument is located as further described on Exhibit F hereto.

          1.106 "Receivables Collateral": (a) the Instruments which are now or hereafter assigned, endorsed or delivered to Borrower and not thereafter reassigned by Borrower as permitted by Section 6.3(b); (b) all rights under the Mortgage Documents and all documents evidencing, securing or otherwise pertaining to such Instruments; (c) the proceeds of such Mortgage Documents (including the Instrument related thereto), the right to receive all amounts due or to become due thereunder after the related Transfer Date, but excluding any Late Fees and Miscellaneous Amounts; (d) the Mortgage Loan Files relating to each such Mortgage Loan; (e) all guarantees, cash deposits or credit support supporting or securing payment to the extent specifically relating to any such Mortgage Loan; (f) all of the Borrower's rights and interest in, but none of its obligations or liabilities under, each of the Documents, including, without limitation, each Transfer Agreement; (g) all files, books and records of Borrower pertaining to the foregoing; and (h) the proceeds and income from each and all of the foregoing.

          1.107  [Reserved]

          1.108 "Regulations G, T, U and X": collectively, Regulations G, T, U and X adopted by the Federal Reserve Board (12 C.F.R. Parts 207, 220, 221 and 224, respectively) and any other regulation in substance substituted therefor.

          1.109 "Replacement Date": the date upon which an Ineligible Instrument must be replaced pursuant to the terms and conditions of Section 3.2 hereof.

          1.110  "Replacement Instrument":  the meaning set forth in Section
3.2 hereof.

          1.111 "Reportable Event": shall mean a Reportable Event as defined in section 4043(b) or 4063(a) of ERISA or the regulations promulgated thereunder, except for those Respectable Events for which the PBGC has waived notice.

          1.112 "Resolutions": as the context may require, either any or all of the following, as appropriate: (a) a resolution of a corporation (including the corporation as a general partner) certified as true and correct by an authorized officer of such corporation, (b) a certificate signed by the manager of a limited liability company and/or such other members whose approval is required,
(c) a partnership certificate signed by all of the general partners of such partnership and such other partners whose approval is required or (d) the legal, valid and binding consent of the Trustees of a business trust.

          1.113 "Resorts": the projects, described in Exhibit F hereto, developed by the Timeshare Developers; which include Eagle Pointe, Avon County, CO; Falcon Pointe, Avon County, CO; Christie Lodge, Eagle County, CO; Embassy Vacation Resort at Myrtle Beach, Horry County, SC; Vistana Lakes, Orange County, FL; Vistana Condominium, Orange County, FL; Vistana Falls, Orange County, FL; Vistana Fountains, Orange County, FL; Vistana Cascades, Orange County, Fl; Vistana Fountains II, Orange County, FL; Vistana Spa, Orange County, FL; Vistana Springs, Orange County, FL; Vistana's Beach Club, St. Lucie County, FL; Villas at Cave Creek, Maricopa County, AZ; and any additional resorts designated in writing by the Borrower and consented to, in writing, by the Lender.

          1.114 "Responsible Officer": the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the secretary, any assistant secretary, the controller or any assistant controller if the entity of determination is a corporation; if such entity is a partnership, any one of the foregoing corporate officers of any general partner thereof, and if such entity is a trust, any one of the foregoing corporate officers of any trustee thereof, and if such entity is a limited liability company, any one of the foregoing corporate officers of the managing member thereof.

          1.115 "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and its successors.

          1.116 "Scheduled Borrowing Termination Date": as of the date of determination, the date upon which the Borrowing Term is scheduled to expire in accordance with the terms and conditions of this Agreement.

          1.117 "Scheduled Payments": with respect to an Instrument, when used in the singular, the periodic payment, including but not limited to (exclusive of any amounts in respect of insurance or taxes and reflecting any adjustment for any partial prepayment and further reflecting the effect of any permitted modification to such Instrument) scheduled to be paid by a Mortgagor pursuant to the terms and conditions of an Instrument, due from the Mortgagor during the related Collection Period; and when used in the plural, all such payments under all such Instruments that are Designated Instruments.

          1.118 "SEC": the Securities and Exchange Commission and any successor thereto.

          1.119 "Securities Act" or the "Securities Act of 1933": the Securities Act of 1933, as amended.

          1.120 "Securitization": a securitization of assets that comprise any part of, or all of, the Collateral effected in accordance with a Notice to Securitize.

          1.121 "Security Documents": each Transfer Agreement, each Transfer and Servicing Agreement, this Agreement, the Mortgage Documents and any and all other documents now or hereafter executed by Borrower and securing Performance of the Obligations, as they may be from time to time renewed, amended, restated or replaced.

          1.122 "Security Interest": a perfected, direct, first and (with respect to any property constituting Collateral, subject only to the Permitted Encumbrances applicable thereto) exclusive security interest in and charge upon the property intended to be covered by it.

          1.123 "Servicer": VCH Portfolio Services, Inc., a Florida corporation, serving in the capacity of Servicer pursuant to the Transfer and Servicing Agreement and any permitted successor thereto.

          1.124 "Servicer Default": any and each "Event of Default" as defined in Section 7.01 of the Transfer and Servicing Agreement.

          1.125 "Servicer Report": as set forth in Section 5.3(b) hereof.

          1.126 "Servicing Officer List": as set forth in the definition of "Servicing Officer" in the Transfer and Servicing Agreement.

          1.127 "Servicing Standard": the customary standard of prudent servicers of loans secured by fee simple timeshare interests similar to the Timeshare Interests, but in no event lower than the standard employed by the Servicer used when servicing such loans for its own account and such third parties, but, in any case, without regard for:

          (i) any relationship that the Servicer or any Affiliate of the Servicer may have with the related Mortgagor;

          (ii) the Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction; or

          (iii) the fact that the Servicer or any Affiliate of the Servicer may be a Noteholder;

and, in any case, shall include the following servicing activities:

          (i) perform standard accounting services and general recordkeeping services with respect to the Mortgage Loans;

          (ii) respond to any telephone and written inquiries of Mortgagors concerning the Mortgage Loans;

          (iii) keep Mortgagors informed of the proper place and method for making payments with respect to the Mortgage Loans;

          (iv) contact Mortgagors to effect collection and to encourage prompt payment of Mortgage Loans, doing so by lawful means in accordance with industry standards;

          (v)   report tax information to Mortgagors as required by law; and

          (vi) take such other action as may be necessary or appropriate in the reasonable judgment of the Servicer for the purpose of collecting and transferring to the Collection Account or the related Lockbox Account, as required, all payments received in respect of Mortgage Loans (except as otherwise expressly provided herein), and to carry out the duties and obligations imposed upon the Servicer.

          1.128 "Solvent": as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code; (b) the present fair saleable value of the property in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business;
(d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

          1.129 "Special Purpose Entity": means, as applicable, a corporation, limited partnership, owner trust arrangement, business trust or limited liability company which at all times since its formation and at all times thereafter shall have complied with each of the following:

          (i) Affiliate Securities. Such entity has not acquired obligations or securities of its partners, members or shareholders.

          (ii) Allocations. Such entity has allocated fairly and reasonably any overhead for shared office space and uses separate stationery, invoices and checks.

          (iii) Arm's length Transactions. Such entity has not entered into, nor has it been a party to, any transaction with its partners, members, shareholders or Affiliates except (i) for the Documents and (ii) in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party.

          (iv) Bankruptcy Filing. Such entity, without the unanimous consent of all of the general partners, directors, trustees or members, as applicable, has not filed a bankruptcy or insolvency petition or otherwise instituted insolvency proceedings with respect to itself or to any other entity in which it has or had a direct or indirect legal or beneficial ownership interest, or dissolved, liquidated, consolidated, merged, or sold all or substantially all of its assets or any other entity in which it has or had a direct or indirect legal or beneficial ownership interest, engaged in any other business activity, or amended its organizational documents without the prior written consent of the Independent Director.

          (v) Commingling. Such entity has not commingled its funds or assets with those of any other entity, and has held its assets in its own name.

          (vi) Divisions. Such entity has not identified its partners, members or shareholders, or any affiliates of either of them as a division or part of it.

          (vii) Formalities. Such entity has observed all partnership, corporate trust or limited liability company formalities, as applicable.

          (viii) General Partner. If such entity is a general partnership, at least one general partner of such entity is a Special Purpose Entity that is also a corporation.

          (ix) Guarantees. Such entity has not assumed or guaranteed or become obligated for the debts of any other entity or held out its credit as being available to satisfy the obligations of any other entity for liabilities permitted to be guaranteed by its Articles of Incorporation.

          (x) Identification. Such entity has held and identified itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity.

          (xi) Independent Director. If such entity is a corporation or business trust, it has and has covenanted always to have at least one director that is an Independent Director.

          (xii) Limited Liability Companies. If such entity is a limited liability company, (A) its articles of organization, certificate of formation and/or operating agreement, as applicable, provides that the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the limited liability company in the event of a termination event, such as a bankruptcy of the managing member; (B) if the vote of a majority-in-interest of the remaining members is not obtained to continue the life of the limited liability company upon a termination event, its articles of organization, certificate of formation and/or operating agreement as applicable, provides that the limited liability company may not liquidate collateral without the consent of the holders of the related securities; (C) the only managing member of the liability company is the Special Purpose Entity member; and (D) it has at least one member that is a Special Purpose Entity that is a corporation.

          (xiii) Limited Partnership. If such entity is a limited partnership with multiple general partners, the limited partnership agreement requires the remaining partners to continue the partnership as long as one solvent general partner exists.

          (xiv)   Loans. Such entity has not made loans to any Person.

          (xv) No Dissolution. Such entity has not engaged in, sought, or consented to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of partnership or membership interest, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement, as applicable without the prior written consent of the Independent Director.

          (xvi) No Other Assets. Such entity has not had any assets as of the Closing Date other than those related, if such entity is a trust, to its trust property and if such entity is not a trust, as has been disclosed in writing to Lender.

          (xvii) No Other Business. As of the Closing Date, such entity has not engaged in any business unrelated to the ownership of its assets.

          (xviii) No Other Indebtedness. As of the Closing Date, such entity has no Indebtedness other than, with respect to the Borrower only, the Indebtedness evidenced by the Note and existing under the Loan and Security Agreement, and liabilities in the ordinary course of business relating to the ownership and operation of its assets.

          (xix) Own Liabilities. Such entity has paid its own liabilities out of its own funds and assets.

          (xx) Own Name. Such entity has conducted its business in its own name.

          (xxi) Pledges. Such entity has not pledged its assets for the benefit of any other person or entity other than pursuant to the Documents.

          (xxii) Purpose. Such entity was organized solely for the purpose of owning the Collateral, entering into the Documents, and, with respect to the Borrower only, issuing the Note and, if agreed to with the Lender pursuant to the terms and conditions hereof, securitizing certain Instruments.

          (xxiii) Separate Accounts. Such entity has maintained its accounts, books and records separate from any other person or entity and in accordance with Partial GAAP.

          (xxiv) Separate Records. Such entity has maintained its accounting records and other entity documents separate from any other person or entity.

          (xxv) Unanimous Consent. Such entity has not caused or allowed the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless an Independent Director shall have participated in such vote.

          1.130 "Subordination Agreement(s)": when used in the singular, any one of, and, when used in the plural, each and every subordination agreement(s) made and delivered to Lender pursuant to Section 6.2(s) hereof, as it may be from time to time renewed, amended, restated or replaced.

          1.131 "Substitute Instrument Transfer Date": With respect to the Instrument being substituted, the date upon which such Instrument is sold, transferred, conveyed and assigned by a Originator pursuant to the terms of a Transfer Agreement or this Agreement.

          1.132 "Substitute Instrument": An Eligible Instrument related to a Substitute Mortgage Loan, as defined in the Transfer Agreement related thereto, or a Replacement Instrument.

          1.133 "Tax Code": the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder, as the same may be in effect from time to time and any successor thereto.

          1.134 "Term": the duration of this Agreement, commencing on the Closing Date and ending on the Maturity Date and the expiration of any applicable bankruptcy preference period (but in no case less than one year and one day after all Obligations shall have been performed).

          1.135 "Third Party Consents": those consents which Lender requires Borrower and its Affiliates to obtain or which one or more of them is contractually or legally obligated to obtain, from others in connection with the transaction contemplated by the Documents.

          1.136 "TIA" or "the Trust Indenture Act of 1939": the Trust Indenture Act of 1939, as amended.

          1.137 "Timeshare Association": the not-for-profit corporation responsible for operating a particular Resort.

          1.138 "Timeshare Declaration": the declaration or other document recorded/or to be recorded in the real estate records where the pertinent Timeshare Project is located for the purpose of creating and governing the rights of owners of Timeshare Interests related thereto, as it may be in effect from time to time.

          1.139 "Timeshare Developer": unless otherwise set forth in the terms of the applicable Transfer Agreement, the Originators that offer and solicit offers to purchase Timeshare Interests related to the Collateral.

          1.140 "Timeshare Interest": an undivided 1/52 or 1/51 fee simple interest in either perpetuity or every other year in perpetuity in a particular Unit, together with the right to the exclusive occupancy and use and enjoyment of such Unit for seven (7) consecutive days each calendar year or every other calendar year, as the case may be, together with an appurtenant undivided fractional interest in the common elements of the Timeshare Project and the non-exclusive right to use such common elements during such same seven (7) day period including rights as members of the Association related thereto, all in accordance with, and subject to, the Timeshare Program Governing Documents.

          1.141 "Timeshare Program": the program under which (1) Purchasers have purchased fee simple Timeshare Interests and (2) owners of Timeshare Interests share the expenses associated with the operation and management of such program.

          1.142 "Timeshare Program Consumer Documents": the purchase contract, Instrument, Mortgage, credit application, credit disclosures, rescission right notices, final subdivision public reports/prospectuses/public offering statements, Timeshare Project exchange affiliation agreement, and other documents and advertising materials used or to be used by a Timeshare Developer in connection with the sale of Timeshare Interests.

          1.143 "Timeshare Program Governing Documents": the Articles of Organization of each Timeshare Association, the rules and regulations of each Timeshare Association, the Timeshare Program management contract between each Timeshare Association and a management company, and any subsidy agreement by which a Timeshare Developer is obligated to subsidize shortfalls in the budget of a Timeshare Program in lieu of paying assessments, as they may be from time to time in effect and all amendments, modifications and restatements of any of the foregoing.

          1.144 "Timeshare Projects": the part of the Resorts as described in Exhibit F hereof and such other part of the Resorts as Lender may from time to time hereafter approve in writing in either case, related to the Collateral at the time of determination.

          1.145 "Title Insurer (Mortgage)": any of First American Title Insurance Company, Chicago Title Insurance Company, Ticor Title Insurance Company, Old Republic, Lawyer's Title Insurance Company or another title company which the Lender has approved of in writing to the Borrower and issues a Title Policy (Mortgage).

          1.146 "Title Policy (Mortgage)": the original lender's policy of title insurance securing an Instrument as a perfected, direct, first and exclusive lien on the Timeshare Interest encumbered thereby, subject only to any Permitted Encumbrances, issued by a Title Insurer (Mortgage) and in form and substance acceptable to Lender, and all amendments, restatements and modifications thereto.

          1.147 "Transfer Agreement": when used in the singular, any one of, and, when used in the plural, each and every, Transfer Agreement, as the same may be amended, modified or restated as permitted under the Documents, each to be made among an Originator, as transferor, and the Intermediary Corporation, as transferee in a form substantially similar to Exhibit B hereto.

          1.148 "Transfer and Servicing Agreement": that certain Transfer and Servicing Agreement, dated as of November 1, 1997, by and between the Borrower, as transferee, and the Intermediary Corporation, as transferor, and VCH Portfolio Services, Inc., as Servicer, transferring the Collateral, including but not limited to specific Instruments, Mortgages, rights under the Documents, and any and all proceeds of the foregoing, as the same may be amended or modified from time to time.

          1.149 "Transfer Date": with respect to each Substitute Instrument, the related Substitute Instrument Transfer Date, and with respect to any other Instrument, the date upon which such Eligible Instrument is sold, transferred, conveyed and assigned by the related Originator to the Intermediary Corporation, and transferred by the Intermediary Corporation to the Borrower, and pledged by the Borrower to the Lender.

          1.150 "Trustee": the indenture trustee for any holders of notes issued in a Securitization.

          1.151 "UCC": the Uniform Commercial Code as in effect in the applicable jurisdiction.

          1.152     "Unit":  a dwelling unit in a Timeshare Project.

          1.153 "Vistana": Vistana, Inc., a Florida corporation having its principal place of business at 8801 Vistana Centre Drive, Orlando, Florida 32821, and its permitted successors and assigns.

          1.154 "Vistana Transaction Entity": when used in the singular, any of, and when used in the plural, all of the following Persons: the Guarantor, the Servicer, each Originator, the Intermediary Corporation and the Borrower.

          1.155 "Weighted Average Interest Rate": the weighted average of each Interest Rate in effect for each Advance made hereunder as of the date of determination giving full credit to any interest rate protection agreement entered into by Borrower.

          1.156 "Working Capital Loan": the loan in the maximum principal amount of $20,000,000.00 and evidenced by a promissory note for the same maximum amount from Vistana and Vistana Development, Ltd. in favor of Lender made pursuant to the Working Capital Loan Agreement.

          1.157     "Working Capital Loan Agreement": the Line of Credit
Agreement.

      2.  LOAN COMMITMENT; USE OF PROCEEDS

          2.1 Agreement to Lend Contingent Upon Performance. Lender hereby agrees, subject to performance by Borrower of all of the Obligations due as of the date of determination and to fulfillment of all conditions precedent, to make Advances to Borrower in amounts up to (a) the then Borrowing Base of the Eligible Instruments less (b) the then unpaid principal balance of the Loan; provided, however, at no time shall the unpaid principal balance of the Loan exceed Seventy Million Dollars ($70,000,000.00). Lender shall have no obligation to make any Advance (a) after the Borrowing Term has expired and (b) on any day that is not a Business Day. For the avoidance of doubt, the parties acknowledge that amounts advanced and repaid hereunder may be re-advanced in accordance with the terms and conditions hereof.

          2.2 One Loan. Notwithstanding that the Loan is a revolving line of credit, all of the Advances shall be deemed to constitute a single loan. Borrower shall not be entitled to obtain Advances after the expiration of the Borrowing Term unless Lender agrees in writing with Borrower to make Advances thereafter on terms and conditions satisfactory to Lender and such action, if taken, shall not be deemed a waiver with respect to subsequent advances. This Agreement and Borrower's liability for Performance of the Obligations shall continue until the Obligations have been completely satisfied or waived in writing by Lender.

          2.3 The Note. The Loan shall be evidenced by the Note. The Note shall be dated the Closing Date, shall be in the maximum principal amount of $70,000,000 and payable to the order of Lender in an amount equal to the sum of
(a) the aggregate unpaid principal amount of all Advances made to the Borrower by the Lender and (b) all other Obligations hereunder. The date of each borrowing, the principal amount thereof, and the aggregate principal amount of Advances Outstanding thereunder shall be recorded by the Lender on the schedule attached to the Note, provided, however, that the failure of the Lender to record any such information shall not affect the Obligations of the Borrower hereunder or under the Note. The aggregate unpaid principal amount of Advances set forth on such schedule shall be presumptive evidence of the principal amount owing and unpaid thereon.

          2.4  Repayment.  (a)   Principal.  The Outstanding principal balance
on the Note shall be due on the Maturity Date. Unless otherwise directed by Servicer, Lender shall apply all payments received in the Collection Account prior to 1:30 P.M. Eastern Time on the day of receipt (unless such day is not a Business Day, in which case on the next Business Day), and otherwise, on the next Business Day (i) if no Event of Default has occurred and is continuing, to the payment of principal on the Note and (ii) if an Event of Default has occurred and is continuing, first to pay Interest and Default Interest and then to repay principal, all in accordance with Section 5.4 hereof.

          (b) Interest on Loans. Each Advance shall bear Interest at the applicable Interest Rate in effect at the commencement of each Interest Period related thereto throughout such Interest Period. The Lender hereby acknowledges that the Borrower may use some or all of the proceeds of any Advance to pay Interest hereunder, as further described in Section 2.12 hereof. Notwithstanding any provision to the contrary in this Agreement or any other Document, upon the occurrence and continuance of an Event of Default, any Outstanding principal balance thereafter shall bear Interest at the Default Rate. Lender will compute the amount of Interest on the Loan for the Collection Period ending immediately prior to such Determination Date and which shall be payable on the Payment Date occurring immediately after such Determination Date, and will notify Borrower of such Interest on the Loan due on such Payment Date (such notice, a "Lender's Bill") and (y) Borrower will remit to Lender on each Payment Date the amounts of Interest pursuant to each such Lender's Bill.

          (c) Prepayment Mortgage Interest Collected. Prior to the related Payment Date, the Borrower shall deposit or cause the prompt deposit into the Lockbox Account of an amount equal to the amount of interest, if any, pre-paid by each Mortgagor during the related Collection Period.

          2.5 Interest Payments. Interest accrued during each Interest Collection Period shall be payable in arrears on the next immediately succeeding Payment Date.

          2.6 Repayments. (a) On each Payment Date, the Borrower shall pay (i) all Interest and (ii) any prepayments received from Instruments payable, in either case, in accordance with the terms of Sections 2.4 and 2.5 hereof.

          (b) On the Maturity Date, the Borrower will repay the entire Outstanding principal balance of the Loan together with all Interest accrued thereon and all other sums due hereunder.

          2.7 Optional Prepayment of Principal. Other than principal payments made pursuant to Section 2.4(a), at its option, and upon not less than five (5) Business Days' prior written notice, the Borrower may prepay on any Payment Date the Outstanding principal balance in whole or in part. Except after the occurrence and continuance of an Event of Default, the Borrower may not prepay Interest.

          2.8 Manner of Payment. Each payment of principal of the Note and each payment of Interest on the Note shall be made by the Borrower to the Collection Account not later than 2:00 p.m., Eastern Time, on the date on which payable with notice to Lender thereof, or with respect to Interest, paid by an Advance, as set forth in Section 2.4(b) above.

          2.9 Extension of Maturity. Should any installment of Interest become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and, in the case of principal, shall be payable with Interest accrued to such date.

          2.10 Default Rate. The Borrower shall pay a penalty on any principal and/or Interest payment due under the Note which is not received by the Lender on the date when the same is due by making payments at the Default Rate, as set forth in the definition of "Interest Rate".

          2.11 Computation of Interest. Interest on the Note shall be computed on the basis of a 360 day year, and paid for the actual number of days involved.

          2.12 Use of Proceeds. Borrower will use the proceeds of all Advances only to (1) acquire additional Eligible Instruments (provided, however, that, if the Instrument becomes part of a Securitization, for the purposes of this
Section 2.12, such Instrument need not be designated by the Borrower to become part of the Designated Receivables Collateral hereunder to be deemed an Eligible Instrument) and other Mortgage Documents related thereto, (2) pay Interest or
(3) pay expenses of the Borrower incidental to the transactions contemplated hereunder (including, but not limited to, Custodial Fees, Lockbox Fees, servicer fees, reasonable attorneys' fees, taxes and licensing fees, in each case, of the Borrower).

          2.13 Exit Fee Payments. (a) End of Borrowing Term. On the expiration of the Borrowing Term the Borrower shall pay the Lender the Exit Fee, provided that, no Exit Fee shall be due under the terms of this subsection 2.13(a) to the extent that the Lender has, prior to the end of the Borrowing Term, received a Notice to Securitize from the Borrower and the Lender and the Borrower are, in the good faith judgment of the Lender, then working to consummate the Securitization contemplated thereby, provided further, that in the event the Lender informs the Borrower in writing after the expiration of the Borrowing Term (whether the initial or as extended) that, in the Lender's sole good faith judgement, the Securitization contemplated by the Notice to Securitize will not be consummated, the Exit Fee shall be due on demand upon the Borrower's receipt of such notification, unless the failure to be able to so consummate is due to an Adverse Financial Condition.

          (b) Other Payments of Exit Fee. An Exit Fee shall be payable by the Borrower, on demand, on all repurchases of Instruments made under the terms of Sections 3.5 hereof, or under Section 3.2 hereof with respect to breaches of the conditions set forth in Sections 2.03 (o), (r) or (s) of a Transfer Agreement.

          2.14 Securitization. Borrower, at Borrower's election, may from time to time during the Borrowing Term deliver to Lender a notice (the "Notice to Securitize"). The Notice to Securitize shall set forth the anticipated size of the Securitization and such other parameters as Borrower shall elect, consistent with other agreements between the Lender and the Borrower or their Affiliates related to the Securitization. Within thirty (30) days after Lender's receipt of the Notice to Securitize, Lender shall deliver a written proposal to Borrower, indicating whether a Securitization as contemplated by the Notice to Securitize is feasible and, if so, providing the anticipated details of the Securitization, taking into account the information contained in the Notice to Securitize and consistent with such agreements between the Lender and the Borrower or their Affiliates. The obligations of the Borrower and the Lender to negotiate or consummate a Securitization contemplated by a Notice to Securitize shall be governed by such agreements, other than the Documents, as shall be entered into by the Borrower, the Lender or their Affiliates from time to time.

     3. DESIGNATED RECEIVABLES COLLATERAL SECURITY

          3.1 Grant of Security Interest. To secure the Performance of all of the Obligations, Borrower hereby grants to Lender a Security Interest in the Collateral. Such Security Interest shall be absolute, continuing and applicable to all initial and subsequent Advances and to all of the Obligations. All of the Collateral shall secure repayment of the Loan and the Performance of the Obligations. Borrower will unconditionally deliver to Custodian, as bailee for Lender pursuant to the Custodial Agreement, with recourse for all Designated Instruments that fail to be Eligible Instruments, all Mortgage Documents which are part of the Receivables Collateral. Lender is hereby appointed Borrower's attorney-in-fact to take any and all actions in the name of Borrower or on behalf of Borrower which are deemed necessary or appropriate by Lender with respect to the collection and remittance of payments (including the endorsement of payment items) received on account of any of the Collateral.

          3.2  Replacements of Ineligible Instruments.   If an Instrument which
is part of the Designated Receivables Collateral becomes an Ineligible Instrument and the Outstanding principal balance of the Note is greater than or equal to the Borrowing Base of all Eligible Instruments then, (x) not later than the immediately succeeding Payment Date after the Borrower or any Affiliate thereof acquires Knowledge that such Instrument has become an Ineligible Instrument (each such Payment Date, a "Replacement Date"), Borrower will either pay, or cause to be paid to Lender an amount equal to the sum of (i) the Borrowing Base Percentage of the Outstanding principal balance of such Ineligible Instrument, plus (ii) all outstanding Interest, together with costs and expenses attributable to it not already paid on such Payment Date pursuant to Sections 2.4 and 2.5 hereof, or (y) prior to the applicable Replacement Date, the Borrower will replace such Ineligible Instrument with an Eligible Instrument or Eligible Instruments having, in either case, an aggregate Borrowing Base not less than the Borrowing Base (calculated on the applicable Replacement Date) of the Ineligible Instrument being replaced (each such Instrument, a "Replacement Instrument"). Simultaneously with such payment or the delivery of each Replacement Instrument to Custodian on behalf of Lender, the Borrower will cause to be delivered to Custodian all of the items (except for a "Request for Advance and Certification") required to be delivered by Borrower to Custodian pursuant to Section 4 hereof, together with a "Borrower's Certificate" in a form substantially similar to Exhibit G hereto. If neither an Event of Default nor Incipient Default has occurred and is continuing, then, (A) with respect to Ineligible Instruments for which no repayment or replacement was required pursuant to this Section 3.2, Lender will execute a reassignment instrument prepared by Borrower substantially in the form of Exhibit H hereto within ten
(10) Business Days after Lender's receipt of request therefor; and (B) with respect to Ineligible Instruments for which repayment or replacement was required pursuant to this Section 3.2, Lender will execute a reassignment instrument prepared by Borrower substantially in the form of Exhibit H hereto within ten (10) Business Days after Lender's receipt of request therefor, provided that either (i) the repayment, was made or (ii) Custodian has acknowledged receipt of the Mortgage Documents for the Replacement Instrument, in accordance with the requirements of the Custodial Agreement, as applicable. Upon Lender's execution of the reassignment instrument, Lender will instruct the Custodian to deliver the Mortgage Loan Documents related thereto to or at the direction of Borrower.

          3.3 Maintenance of Security Documents. Borrower will deliver or cause to be delivered to Lender, and will maintain or cause to be maintained throughout the Term in full force and effect in accordance with their terms, the Security Documents not required to be delivered to the Custodian pursuant to
Section 4 hereof or any other express provision of this Agreement, any Subordination Agreement(s), and all other security agreements required pursuant to the Documents.

          3.4 Immediate Replenishing of Borrowing Base Levels. Subject to Borrower's rights under Section 3.2 hereof to provide Replacement Instruments, if for any reason the aggregate Outstanding principal amount of the Loan at any time shall exceed the then Borrowing Base of all Eligible Instruments, Borrower, without notice or demand, will immediately make to Lender a principal payment in an amount equal to such excess plus accrued and unpaid Interest on such principal payment.

          3.5 Release of Excess Collateral. Provided that no Event of Default or, in the good faith and reasonable business judgment of the Lender, no Incipient Event of Default has occurred and is continuing, in the event, as of the date of determination, that the aggregate Outstanding principal balance of the Loan is less than ninety percent (90%) of the aggregate Outstanding principal balance of all of the Designated Instruments that comprise Designated Receivables Collateral on such date, Borrower may request in writing that Lender release, and within four Business Days after receipt of such request Lender shall release, an amount of Designated Receivables Collateral equal to the amount requested in such writing by Borrower, provided, that the Borrower pay the Exit Fee thereon, and provided, further, that the amount of Designated Receivables Collateral which may be requested by Borrower to be so released shall not, upon either the date so released or, as of the date of determination on any Payment Date thereafter, reduce the Borrowing Base to be less than the product of the Borrowing Base Percentage multiplied by the Outstanding principal balance of all Designated Instruments.

          3.6 Release of Collateral Upon Repayment. Notwithstanding any provision of this Agreement to the contrary (including, without limitation, the continuation of the Term of this Agreement beyond the Maturity Date), upon receipt by Lender of all, and not less than all, amounts of principal, Interest and any other amounts then due and payable under this Agreement (including, without limitation, the entire Exit Fee, if any) or any other Document (including, without limitation, the Guaranty), Lender will execute a reassignment instrument prepared by Borrower substantially in the form of Exhibit H hereto within ten (10) Business Days after Lender's receipt of request therefor provided, however, that the Borrower may request the release of certain specified individual Mortgage Loans as necessitated by the terms of Section 3.2 hereof or otherwise if the conditions of Section 3.5 hereof are met. Upon Lender's execution of the reassignment instrument, Lender will instruct the Custodian to deliver the Mortgage Loan Documents related thereto to or at the direction of Borrower.

      4. ADVANCES

          4.1 Conditions to Advances. Lender's obligation to make each Advance shall be subject to and conditioned upon the terms and conditions set forth in the following sections and elsewhere in this Agreement being satisfied and remaining satisfied during the Term.

                (a) Conditions Precedent to the Initial Advance.

          (1) Borrower shall have delivered to Lender prior to the Closing Date (except with respect to item (N), which shall be provided within 10 days after the Closing Date) or, with respect to paragraph (H) below, Lender shall have received, unless otherwise requested by Lender, the original of each of the following documents, duly executed and delivered by all parties thereto, and in form and substance satisfactory to Lender and its counsel:

                    (A)  the Note;

                    (B)  [Reserved]

                    (C) UCC financing statements for perfection of any of or all of the Collateral as reasonably requested by the Lender;

                    (D)  the Lockbox Agreement;

                    (E)  each Transfer Agreement;

                    (F)  the Custodial Agreement;

                    (G)  this Agreement;

                    (H) final approval of Lender's credit committee to make the Loan (which approval shall be deemed granted upon the making of the first Advance);

                    (I)  the Transfer and Servicing Agreement;

                    (J) each document comprising part of the Articles of Incorporation and Resolutions for the Borrower, the Intermediary Corporation, the Servicer, the Guarantor and each Originator certified by a Responsible Officer of the related entity; and

               (K) at least five Business Days prior to the Closing, favorable opinions in form and substance satisfactory to Lender and its counsel, from independent, nationally-recognized counsel for Borrower, with respect to
     (I) the Security Interest in the Collateral in favor of the Lender, as being first priority, perfected, valid and enforceable, (II) the "true sale" of the Instruments from each Originator related to such Timeshare Project to the Intermediary Corporation, and non-consolidation of, each Originator and the Intermediary Corporation, the Intermediary Corporation and its owners (if not addressed in the immediately preceding clause), and either "true sale" or first priority perfected security interest from the Intermediary Corporation to the Borrower, (III) the due organization, valid existence and good standing of the Custodian, the Lockbox Bank each Originator, the Intermediary Corporation, the Guarantor, the Servicer and the Borrower, (IV) the enforceability, legal, valid and binding nature of the Obligations of, due authorization of, the Custodian, the Lockbox Bank, the Borrower, the Intermediary Corporation, the Originator related to each such Timeshare Project, the Servicer, and Vistana with regard to the Documents and the Loan, (V) federal and applicable state and local real estate and securities law pertaining to the Guarantor, the Servicer, each Originator, the Intermediary Corporation and the Borrower, as applicable, including, without limitation, or as otherwise acceptable to Lender, the Securities Act of 1933, the Investment Company Act, the Real Estate Settlement and Procedures Act, the Truth-in-Lending Settlement Act, applicable local and state law and (VI) any other opinions reasonably requested by Lender, including, but not limited to if the Timeshare Project has not been registered under Interstate Land Sales Full Disclosure Act and Lender requests such an opinion, a copy of an advisory opinion issued by the federal Office of Interstate Land Sales Registration that the Project does not fall within the purview of the Interstate Land Sales Full Disclosure Act, and such opinions, shall be dated the Closing Date and opine to such entities and the Collateral, as applicable, not only as to the Closing Date but also as to each future Transfer Date as to subsequently-acquired Collateral. Lender may in its sole discretion, accept the opinion of Borrower's counsel on the applicability of such act;

               (L) lien, litigation and judgment searches, in form and substance satisfactory to Lender, for the Borrower, the Intermediary Corporation, each Originator and Vistana conducted in such jurisdictions as Lender deems appropriate;

               (M) [Reserved]

               (N) evidence of fidelity bond coverage and errors and omissions insurance insuring each Servicer and subservicer are acting with respect to the Collateral to the reasonable satisfaction of the Lender;

               (O) payment of the Lender's Attorney's Fees due with respect to the closing;

               (P) such other documents as Lender may reasonably require; and

               (Q) the Guaranty.

          (20) Conditions Precedent to First Advance and Subsequent Advances Introducing New Timeshare Projects. For the first Advance, and for each Advance made with respect to an Instrument stemming from a Timeshare Project or Resort that, as of the Closing Date, was not previously related to any Designated Receivables, the Lender shall have received the following in form and substance satisfactory to the Lender and Lender's counsel at least 12 Business Days prior to the date such Advance is to be made:

               (A) evidence that no taxes and assessments on the Timeshare Projects or Resort, as the case may be, are delinquent;

               (B) the approved subdivision plat of each Timeshare Project (if applicable);

               (C) a copy of the registrations/consents to sell, the final subdivision public reports/public offering statements and/or prospectuses and approvals thereof required to be issued by or used in the state where the Timeshare Projects are located and other jurisdictions where Timeshare Interests are offered for sale or sold;

               (D) a favorable opinion in form and substance satisfactory to Lender and its counsel which is from independent, nationally-recognized counsel for Borrower, with respect to such Timeshare Project or Resort, as applicable, satisfactory to Lender and, with respect to (A) the Security Interest in the Collateral in favor of the Lender, as being first priority, perfected, valid and enforceable, (B) the "true sale" of the Instruments from the Originator related to such Timeshare Project or Resort, as applicable, to the Intermediary Corporation, and non-consolidation of, the applicable Originator and the Intermediary Corporation, (C) the due organization, valid existence and good standing of such related Originator,
     (D) the enforceability, legal, valid and binding nature of the Obligations of, due authorization of such Originator with regard to the Documents, (F) real estate and securities law in a form substantial similar to that given on the Closing Date, as applied to the pertinent Timeshare project, the related Originator, the Intermediary Corporation and Borrower, and (G) any other opinions reasonably requested by Lender, including, but not limited to if the Timeshare Project has not been registered under Interstate Land Sales Full Disclosure Act and Lender requests such an opinion, a copy of an advisory opinion issued by the federal Office of Interstate Land Sales Registration that the Project does not fall within the purview of the Interstate Land Sales Full Disclosure Act. Lender may in its sole discretion, accept the opinion of Borrower's counsel on the applicability of such act;

               (E) a copy of the form of the Timeshare Program Consumer Documents and the Timeshare Program Governing Documents which have been or are being used by the Timeshare Developers, including, without limitation, the Management Agreements, and the Timeshare Declaration;

               (F) the Insurance Policies;

               (G) if requested by the Lender, a structural inspection report of the Timeshare Projects by an engineer satisfactory to the Lender;

          (c) Conditions Precedent to Each Advance. With respect to each Advance, the following conditions precedent shall be true:

               (i) no Material Adverse Effect shall have occurred;

               (ii) there shall have been no breach in the warranties and representations made in the Documents by Borrower, the Intermediary Corporation, any Originator, any Servicer or the Guarantor or failure in the Performance of any of them, with regard to their respective Obligations under the Documents, and all such representations and warranties shall be true as of the related Transfer Date other than any representation or warranty limited by its terms to a specific date and taking into account any amendments thereto as a result of any written disclosures made by Borrower to Lender after the date hereof and approved in writing by Lender;

               (iii) neither an Event of Default nor any event that, in the Borrower's good faith and reasonable business judgment (without giving effect to any applicable grace period thereto), constitutes an Incipient Default shall have occurred and be continuing;

               (iv) the Interest Rate applicable to the Advance (before giving effect to any savings clause) will not exceed the maximum rate permitted by the Applicable Usury Law;

               (v) Borrower shall have paid to Lender (or its designee) at least one Business Day prior to the date that such Advance is requested to be made, or authorized such payment be made out of the Advance, any Lender's Attorney's Fee, any Custodian Fee, any Lockbox Bank Fee, and any other fees required to be paid at the time of the Advance; and

               (vi) Lender and its counsel shall have completed its due diligence investigation of the items set forth on Exhibit L hereto and shall be satisfied with the results thereof and no material amendments, modifications or waivers shall have occurred with respect thereto since the time when Lender or its counsel completed such investigation. Lender acknowledges that as of the Closing Date it and its counsel are, with respect to the Resorts actually named in Section 1.113, satisfied with the items indicated on Exhibit L that were delivered to them. Lender agrees that no additional diligence items shall be required with respect to the Resorts listed in the footnote to Exhibit L (the "Secondary Resorts") unless the aggregate Outstanding principal balance of Mortgage Loans from Secondary Resorts is greater than ten percent (10%) of the Borrowing Base in which event Borrower shall supply such additional diligence items as are requested by the Lender.

               (vii) Delivery of Mortgage Documents and other Documentation. Borrower shall have delivered, or caused delivery, to Custodian or Lender of the following items at least ten (10) Business Days prior to the date of each Advance, all of which shall be in form and substance satisfactory to
     Lender:

                    (A) the Articles of Organization of Borrower as in effect on the date thereof, the Intermediary Corporation, each Originator, the Servicer, the Guarantor and, if applicable, their respective managers, members and partners, to the extent any such entity is not a natural person, and (if not already provided by the terms hereof) Vistana, provided, however, the Borrower shall be under no obligation to deliver such documents if the Lender has previously received copies of such documents from the Borrower that are, at the time of such later requested Advance, still in full force and effect;

                    (B) the Resolutions of Borrower, the Intermediary Corporation, each Originator, the Servicer, the Guarantor and (if not already provided by the terms hereof) Vistana and, if applicable, their respective managers, members and general partners, to the extent any such entity is not a natural person as in effect on the date thereof, provided, however, the Borrower shall be under no obligation to deliver such documents if the Lender has previously received copies of such documents from the Borrower that are, at the time of such later requested Advance, still in full force and effect;

                    (C) any written amendments, written modifications, or written waivers or updated versions of any documents, certificates, instruments or agreements listed in Section 4.1(a) hereof or written notice of any material oral agreements having the same effect;

                    (D) the Borrower shall have delivered to Custodian all Mortgage Documents related to the Designated Instruments related to such Advance at least six (6) Business Days prior to the date upon which such Advance is requested to be made.

               (viii) Borrower shall have delivered to the Lender and the Custodian a duly executed and authorized "Borrower's Certificate", substantially in the form of Exhibit G hereto, at least six (6) Business Days prior to the date that such Advance is requested to be made.

               (ix) Borrower shall have delivered a duly executed and authorized "Request for Advance and Certification" substantially in the form of Exhibit J hereto, and including a Schedule of Instruments, as described in the Transfer Agreements, to Lender prior to 3:00 p.m. New York City time on a Business Day that is as least six (6) Business Days prior to the date upon which such Advance is requested to be made.

               (x) Lender shall have received a duly executed and authorized Custodian Certificate by fax (to be followed by original thereof) by 11:00 a.m. New York Time on the Business Day prior to the date that such Advance is requested to be made.

               (xi) the Borrower shall have caused the delivery of an accurate, current Servicing Officer List, certified by the Servicer, to the Lender and the Custodian provided that, if the last delivered Servicing Officer List (if any was previously delivered) is, as of the date of determination, still accurate and current in all respects, this clause will be deemed satisfied.

                (d) Conditions Precedent for Subsequent Advances. After the initial Advance, the obligation of Lender to make a subsequent Advance shall be subject to the satisfaction of the conditions precedent set forth in Sections 4.1(b), 4.1(c) and 4.2 hereof.

          4.2 Form of Request; Timing. Advances shall be requested in writing of a "Request for Advance and Certification" by a Responsible Officer of Borrower and shall not be made more than one time in any calendar week; or (ii) in amounts less than $250,000.00.

          4.3 Disbursement of Advances. Advances may be disbursed by wire transfers or drafts payable to Borrower as requested by Borrower. Lender may, at its option and upon notice to Borrower, withhold from any Advance any sum due it (including costs and expenses) under the terms of any Document.

          4.4 No Waivers of Conditions Precedent. Although Lender shall have no obligation to make an Advance unless and until all of the conditions precedent to the Advance have been satisfied, Lender may, at its discretion, make Advances prior to that time without waiving or releasing any of the Obligations.

     5.   NOTE, MAINTENANCE OF BORROWING BASE; PAYMENTS; SERVICING AND
          COLLECTION

          5.1 Repayment of Loan. The Loan shall be evidenced by the Note and shall be repaid in immediately available funds according to the terms of the Note and this Agreement.

           5.2 [Reserved]

          5.3 Lockbox Bank; Servicer; Financial Reports. (a) Borrower shall cause the Lockbox Bank to collect payments on all of the Instruments constituting part of the Designated Receivables Collateral and remit all amounts collected in respect thereof and with respect to any other Collateral to the Collection Account pursuant to the terms and conditions of each related Lockbox Agreement.

          (b) The Borrower shall cause the Servicer, pursuant to the Transfer and Servicing Agreement, to furnish on the fifteenth Business Day, but in no event later than the twentieth calendar day of each calendar month, to Lender and Borrower, at Borrower's sole cost and expense, on each Servicer Report Date, separate reports (each, a "Servicer Report"), dated as of the last Business Day of the calendar month immediately preceding the calendar month in which such report is to be delivered, substantially in the format attached hereto as Exhibit C. Within five (5) Business Days after receipt of Lender's written request therefor, Borrower will have delivered or cause the Servicer to have delivered to Lender a current list of the names, addresses and phone numbers of the Mortgagors on each of the Instruments constituting part of the Designated Receivables Collateral and Lender shall use such information only for the purpose of monitoring, administering or verifying the particular Designated Instrument. Borrower will also deliver or cause Servicer to deliver to Lender, promptly after receipt of a written request therefore, such other reports with respect to Instruments constituting part of the Designated Receivables Collateral as Lender may from time to time reasonably request.

          (c) Lender, subject to any restriction contained in any Lockbox Agreement, Custodial Agreement or Transfer and Servicing Agreement, as the case may be, may at any time and from time to time, substitute or require Borrower to substitute a successor or successors to any Agent acting under the Lockbox Agreement, Custodial Agreement or the Transfer and Servicing Agreement.

          5.4  Application of Payments.  Subject to Lender's rights under
Article 7, all payments and proceeds from the Designated Receivables Collateral (except Miscellaneous Payments and Late Fees) shall be applied as follows: first, to principal on the Note (and applied to the repayment of Advances in the order of their extension); second, to accrued and unpaid Interest on the Note (and applied to the payment of interest on Advances in the order of the extension of such Advances extension); third, to the other Obligations in such order and manner as Lender may determine, and fourth, the payment of all late charges, costs, fees, disbursements and expenses and other out-of-pocket amounts required by the Documents to be paid by Borrower pursuant to the terms hereof which are, as of the applicable Payment Date, due, payable and outstanding and fifth, any balance remaining to the Borrower or, its designee provided that, if at the time of application an Event of Default shall have occurred and be continuing, the order of payments first and second shall be reversed.

          5.5 Obligations Absolute. Whether or not the proceeds from the Designated Receivables Collateral shall be sufficient for that purpose, Borrower will pay when due all payments required to be made by Borrower pursuant to any of the Documents, Borrower's Obligation to make such payments being absolute and unconditional.

     6. BORROWER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

          6.1 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants that, on the Closing Date and on each Transfer Date, provided however, that any representation or warranty limited by its terms to a specific date shall be so limited and taking into account any subsequent amendments related thereto made as a result of any written disclosures made by Borrower to Lender after the date hereof and approved in writing by Lender:

               (a) Special Purpose Entity. The Borrower is a Special Purpose Entity.

               (b) Collateral. On the date hereof the Borrower is the sole owner of the Collateral free and clear of all Liens whatsoever, except for the Permitted Encumbrances.

               (c) Ownership. VTM Corp. is the sole legal and beneficial owner of the Borrower and owns 100% of the issued stock thereof. The legal names of the Borrower and its owner are as set forth in this Agreement. The Borrower has not operated under any other names. The Borrower does not have any trade names, fictitious names, assumed names or "doing business as" names.

               (d) Organization and Good Standing. The Borrower is a corporation that has been duly organized and is validly existing and in good standing under the laws of Delaware, with power and authority to own the Collateral and to enter into the transaction contemplated by the Documents to which it is a party.

               (e) Due Qualification. The Borrower is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the conduct of its business shall require such qualification, license or approval (except where the failure to be so qualified, licensed and approved would not individually or in the aggregate have a Material Adverse Effect.

               (f) Power and Authority. The Borrower has the power and authority to execute and deliver this Agreement and the other Documents to which it is a party and carry out their terms and to grant the Security Interest in the Collateral to the Lender; and the execution, delivery and performance of this Agreement and the other Documents to which the Borrower is a party have been duly authorized by the Borrower by all necessary action.

               (g) Binding Obligation. This Agreement and the other Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and by general principles of equity.

               (h) No Violation. The consummation of the transactions contemplated by the Documents and the fulfillment of the terms hereof shall not conflict with, result in any material breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the organizational documents of the Borrower, the Intermediary Corporation or any Originator, or any Designated Instrument, Mortgage, Timeshare Declaration or any indenture, agreement or other instrument to which the Borrower is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its Properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law, order, rule or regulation applicable to the Borrower of any Governmental Authority having jurisdiction over the Borrower or its Properties where such violation would have a Material Adverse Effect.

               (i) Consents. No approval, authorization or consent of any other Person under any agreement, contract, lease or license or similar document or instrument to which Borrower is a party or by which Borrower is bound, is required to be obtained by Borrower in order to make or consummate the transactions contemplated under the Documents which has not been obtained. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by Borrower in order to make or consummate the transactions contemplated under this Agreement and the other Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect.

               (j) No Proceedings. There are no Proceedings or investigations pending or, to the Borrower's Knowledge, threatened before any Governmental Authority having jurisdiction over the Borrower or its Properties: (A) asserting the invalidity of this Agreement or the other Documents; (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the other Documents; or (C) seeking any determination or ruling that might have a Material Adverse Effect. There are no Proceedings pending or, to the best of the Borrower's Knowledge, threatened before any Governmental Authority involving the Timeshare Projects or Resorts that will cause a Material Adverse Effect.

                (k) Solvent. The Borrower is Solvent.

               (l) Collateral. The representations and warranties regarding the Collateral contained in the Documents to which the Borrower is a party are true and correct in all material respects. Any Servicer and the Lender may rely on such representations and warranties to the same extent as if such representations and warranties were set forth by the Borrower herein.

               (m) Nonconsolidation. The Borrower is operated in such a manner that it would not be substantively consolidated with the Servicer, each or any Originator or the

Intermediary Corporation, in accordance with applicable bankruptcy or insolvency laws, such that the separate existence of the Borrower would not be disregarded in the event of a bankruptcy or insolvency of any Servicer, any Originator or the Intermediary Corporation, and in such regard, among other things:

               (i) None of any Servicer, any Originator or the Intermediary Corporation, is involved in any day-to-day management of the Borrower; provided however, that nothing contained in this clause (i) shall prohibit VCH Portfolio Services, Inc. from acting as Servicer pursuant to the terms of this Agreement;

               (ii) the Intermediary Corporation maintains a separate business office from the Borrower;

               (iii) all business correspondence of the Borrower and other communications are conducted in the Borrower's own name and on its own stationery; and

               (iv) the Borrower does not act as an agent of Vistana, the Servicer, any Originator or the Intermediary Corporation in any capacity and neither Vistana, any Originator nor the Intermediary Corporation thereof acts as agent for the Borrower, but instead presents itself to the public as a corporation separate from the Borrower; provided that VCH Financial Services, Inc. may act as the Servicer under the Transfer and Servicing Agreement.

          (n) Security Interest. The Lender will have, on the related Transfer Date, a valid perfected Security Interest in the Collateral transferred as of such date which has not been released by the Lender from the Grant of Security Interest in accordance with the terms and conditions of this Agreement, and which Security Interest will be prior to all other Liens.

          (o) No Other Security Interests. No Security Interest (other than the Security Interest granted to the Lender hereunder, or as may be conveyed to the Borrower pursuant to the Transfer and Servicing Agreement) has been or will be granted by any Vistana Transaction Entity or Vistana with respect to any component or part of the Designated Receivables Collateral (other than as may be granted with respect to a Securitization) that has not been, as of the related Transfer Date, released and such release is the legal, valid and binding release of the party releasing such Security Interest.

          (p) Correct Copies. The Instruments and each other Mortgage Document related thereto has been delivered by Borrower to Custodian, as bailee on behalf of the Lender, prior to the applicable Transfer Date, and are true and correct copies of such documents, each of which is in full force and effect and has not been amended, modified or terminated in any respect through the date hereof as of such Transfer Date other than such amendments, modifications or terminations as have been previously and explicitly approved by Lender in writing.

          (q) No Defaults. No payment under an Instrument being sold, transferred, conveyed or assigned on any Transfer Date is more than thirty (30) days past due as of the end of the calendar month immediately preceding such Transfer Date pursuant to the terms of such Instrument, and, to Borrower's Knowledge, no Originator related to any such Instrument is otherwise in default under any of its obligations under such Instrument(s).

          (r) Notices of Defaults. No Originator, Intermediary Corporation or Servicer has notified Borrower, directly or indirectly, that any Originator, the Intermediary Corporation or Servicer is in default under any of its obligations under any Instrument or Mortgage which is part of the Receivables Collateral as of the date this representation is made or deemed re-made.

          (s) No Set-Offs. To the Knowledge of the Borrower, after due inquiry, there are no setoffs, counterclaims, or defenses on the part of any Mortgagor to pay any amounts due under any Instrument related to it.

          (t) Margin Stock. Borrower does not own any "margin security", as that term is defined in Regulations G and U of the Federal Reserve Board, and the proceeds of the Loan under this Agreement will be used only for the purposes contemplated hereunder. None of the proceeds of the Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any such "margin security" or for any other purpose which might cause the Loan to be considered a "purpose credit" within the meaning of Regulations G, T, U and X of the Federal Reserve Board. Borrower will not take or permit any agent acting on its behalf to take any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

          (u) Taxes. All federal, state, local and foreign tax returns, reports and statements required to be filed by Borrower have been filed with the appropriate Governmental Authority except where failure to file will not have any Material Adverse Effect, and all material charges and other impositions shown thereon to be due and payable by Borrower have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof other than those charges that the Borrower is protesting in good faith and has set aside adequate reserves therefore in accordance with GAAP. Borrower has paid when due and payable all material charges upon the books of Borrower and no Government Authority has asserted any Lien against the Borrower with respect to unpaid charges. Proper and accurate amounts have been withheld by Borrower from any employees for all periods in full and complete compliance (other than such non-compliance that shall not have any Material Adverse Effect) with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.

          (v) ERISA. The Borrower and each of its Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder, and neither the Borrower nor any of its Affiliates have received, and the Borrower has no reason to believe that it or any of its respective Subsidiaries will receive, any notification of non-compliance thereunder. No Reportable Event has occurred with respect to any Plan administered by the Borrower or any of its respective Subsidiaries or any administrator designated by the Borrower or any of its respective Subsidiaries. With respect to each Plan: (i) the Borrower and each of its respective Subsidiaries have made all payments due from them to date, and all amounts properly accrued to date as liabilities of the Borrower and each of its respective Subsidiaries, which have not been paid, have been properly recorded on the books of the Borrower and each of its respective Subsidiaries;
(ii) no such Plan which is subject to section 302 of ERISA or section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in either such section), whether or not waived; (iii) the Borrower and each of its respective Subsidiaries have complied with and each such Plan conforms to all applicable laws and regulations, including but not limited to ERISA and the Code; (iv) each such Plan which is a pension plan intended to qualify under section 401(a) or 403(a) of the Code has received a favorable determination letter form the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under section 501(a) of the Code and nothing has occurred since the date of such letter that would adversely affect such qualification or exemption; and (v) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Borrower, threatened with respect to any Plan or against the assets of any Plan. Neither the Borrower nor any of its respective Subsidiaries nor any Plan administered by the Borrower or any of its respective Subsidiaries has engaged in any Prohibited Transaction within the meaning of section 405 of ERISA and section 4970 of the Code for which the Borrower or any of its Subsidiaries may incur liability.

          (w) Securities Law. Neither the Borrower, directly or indirectly, nor anyone acting on its behalf has offered the Note or any part thereof for issue or sale to, or has solicited or will solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Note within the provisions of Section 5 of the Securities Act of 1933, as amended. The Borrower is neither an "investment company" nor a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. This Agreement need not be qualified as an "indenture" pursuant to the terms of the TIA, as amended.

          (x) Compliance with Law. Borrower has complied with all applicable laws and regulations, including, without limitation, all federal and state laws and regulations of all of the states in which each of the Timeshare Projects relating to any component, as of the applicable Transfer Date, of the Receivables Collateral are located and all other governmental jurisdictions in which such Timeshare Projects are located or in which Timeshare Interests relating thereto have been or are being sold or offered for sale, other than any noncompliance that shall not have a Material Adverse Effect.

          (y) Eligible Instruments. Each Instrument which is assigned to Lender pursuant to this Agreement and against which an Advance is requested or which is assigned in satisfaction of Borrower's obligations under Section 3.2 hereof is, or shall be at the time that it is assigned, as the case may be, an Eligible Instrument and in conformance with the terms and conditions of this Agreement and all of the other Documents applicable to Instruments at the time of assignment; provided however, that, if such Instrument is in fact an Ineligible Instrument due to a lack of enforceability and if the Borrower replaces or substitutes such instrument in accordance with the provisions of Section 3.2 hereof, no Event of Default shall thereby occur hereunder. As of the related Transfer Date, Borrower, each Originator and each Servicer shall have performed all their obligations to Purchasers required to be performed as of such date, and there shall be no executory obligations to Purchasers to be Performed by Borrower, any Originator or any Servicer or other than obligations which by their nature or by agreement are to be executed in the future. Each Instrument pledged to the Lender hereunder has been duly endorsed by the Borrower to such Lender, and in a manner that satisfies all requirements of endorsement and assignment, in order to transfer all right, title and interest of the Borrower in each such Instrument.

          (z) Omissions and Statements. The Documents and all certificates, financial statements and written materials furnished to Lender by Borrower in connection with the Loan do not contain any untrue statement of a material fact or omit to state a fact which has or will have a Material Adverse Effect.

          (aa) No Indebtedness. Borrower is not in default of any payment on account of indebtedness for borrowed money or of any repurchase obligations in connection with any other receivables purchase financing, or in violation of or in default under any material term in any agreement, order, decree or judgment of any court, arbitration or governmental authority to which it is a party or by which it is bound.

          (bb) Mortgage Document Representations. The representations and warranties relating to any or all of the Instruments, Mortgages and other Mortgage Documents made by any Originator, any Servicer, the Intermediary Corporation or any other Vistana Transaction Entity in the Documents are true and correct as of the date made provided, however, that if such representations or warranties relate to Instruments that constitute Ineligible Instruments or, such Mortgages or other Mortgage Documents are related to Ineligible Instruments, and Borrower replaces or substitutes same in accordance with the provisions of Section 3.2, no Event of Default shall occur hereunder.

          (cc) Survival of Representations and Warranties. Until payment and Performance in full of the Obligations, the representations and warranties contained herein shall have a continuing effect as having been true when made.

          6.2 Affirmative Covenants of the Borrower. The Borrower hereby agrees that, until full, complete and indefeasible payment and performance of the Obligations, unless the Lender shall otherwise consent in writing, Borrower shall do or cause to have done all of the following:

          (a) Special Purpose Entity. The Borrower at all times shall remain a Special Purpose Entity.

          (b) Tax Returns. The Borrower will deliver, or cause to be delivered, to the Lender the annual federal income tax return of each of the Borrower, each Originator, the Intermediary Corporation, each Servicer and Vistana.

          (c) Principal Place of Business. The Borrower shall give Lender at least 30 days' prior written notice of any change in the location of its, the Intermediary Corporation's, any Originator's, any Servicer's or Vistana's principal place of business, chief executive office or the place at which its books and records are kept from its current principal place of business.

          (d) Originator Defaults. The Borrower shall use its best efforts to cooperate fully with Lender and Servicer in connection with the collection of any amounts payable by an Originator or an Mortgagor, as the case may be.

          (e) Security Interest in Future Collateral. The Borrower promptly will take all action (1) necessary to maintain the Security Interest of Lender in the Collateral and (2) as reasonably requested by the Lender.

          (f) Servicer's Reports, Monthly Reports. The Borrower shall cause to be delivered to the Lender when due the certified monthly portfolio performance data and quarterly compliance certificate of the Servicer as further described in Section 6.01 of each Transfer and Servicing Agreement.

          (g) Notice Upon Event of Default. Promptly upon any officer of Borrower obtaining Knowledge (i) of any condition or event which constitutes an Event of Default, or, in the good faith and reasonable business judgment of the Borrower or any Affiliate of the Borrower, an Incipient Default under this Agreement, (ii) that any Person has given any notice to Borrower or taken any other action with respect to a claimed misrepresentation, breach or default under any Document or event or condition of the type referred to in Section 7.1 hereof, provided that, if such Person (or Persons with related claims) is not a Vistana Transaction Entity, such claim (or related claims in the aggregate), if true, could give rise to a liability of no less than $100,000, (iii) of the institution of any litigation or of the receipt of written notice from any Governmental Authority as to the commencement of any formal investigation involving an alleged or asserted liability of Borrower of any amount or any adverse judgment in any litigation involving a potential liability of Borrower of any amount, or (iv) of a Material Adverse Effect, Borrower shall deliver to Lender and Custodian a certificate of Borrower signed by a responsible Officer of Borrower, specifying the notice given or action taken by such Person and the nature of such claimed misrepresentation, breach, litigation, Event of Default, Incipient Default, Material Adverse Effect and what action Borrower has taken, is taking and proposes to take with respect thereto.

          (h) Other Information. Borrower shall deliver to Lender such other information respecting the condition or operations, financial or otherwise, of Borrower as the Lender may from time to time reasonably request.

          (i) Existence; Compliance with Law. Borrower shall preserve and maintain its existence and all of its licenses, permits, governmental approvals, rights, privileges and franchises necessary or desirable in the normal conduct of its business as now conducted or presently proposed to be conducted (including, without limitation, its qualification to do business in each jurisdiction in which such qualification is necessary or desirable in view of its business other than such qualification that shall not have a Material Adverse Effect); to conduct its business and maintain its Property in an orderly and regular manner; and comply with (a) the provisions of its Articles of Incorporation, (b) the requirements of all applicable laws, rules, regulations or orders of any Governmental Authority and requirements for the maintenance of Borrower's insurance, licenses, permits, governmental approvals, rights, privileges and franchises and (c) the requirement of all Environmental Laws (as applicable), except, in any case, to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

          (j) Taxes and Other Liabilities. Borrower shall pay or cause to be paid all taxes (which individually or in the aggregate are material), fees, assessments, governmental charges and levies, including claims for labor, material and supplies when due and payable or levied against its or any of its affiliate's assets, properties or income, including any Property that is part of the Collateral, except to the extent Borrower or such Affiliate is contesting the same in good faith and has set aside adequate reserves in accordance with Partial GAAP for the payment thereof.

          (k) Inspection Rights; Assistance. Upon ten Business Days' prior notice, at any reasonable time and from time to time during normal business hours, permit the Lender or any agent, representative or employee thereof, to examine and make copies of and abstracts from the financial records and books of account of Borrower and other documents in the possession or under the control of Borrower relating to any Obligation of Borrower arising under or contemplated by this Agreement or any other Document, and to visit the offices of Borrower to discuss the affairs, finances and accounts of Borrower with any of the officers of Borrower.

          (l) Supplemental Disclosure. From time to time as may be necessary (in the event that such information is not otherwise delivered by Borrower to Lender pursuant to this Agreement) disclose to Lender in writing any material matter hereafter arising which would have a Material Adverse Effect or which would have been required to be set forth or described by Borrower in this Agreement (including any and all Schedules and Exhibits hereto) or which is necessary to correct any information set forth or described by Borrower hereunder or in connection herewith which has been rendered inaccurate thereby.

          (m) Notice of Liens. Borrower will notify Lender of the existence of any Lien (except Permitted Encumbrances) on any of the Collateral immediately upon discovery thereof.

Borrower shall defend the Security Interest of the Lender in the Collateral, whether now existing or hereafter arising, against all claims of third parties.

          (n) Performance Obligations. Borrower will duly and punctually fulfill all obligations on its part to be fulfilled under or in connection with each Document to which it is a party and will do nothing to impair the rights of the Lender in the Collateral and the Documents.

          (o) Documentation; Further Assurances.

              (i) Borrower shall from time to time, at the expense of Borrower, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable that the Lender may request in order to maintain and protect the Lien and Security Interest of the Lender in the Collateral or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, within ten (10) Business Days after receipt of written request therefor, Borrower shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, and make such recordings, as may be necessary or desirable, or as the Lender may request, in order to perfect and preserve the lien and Security Interest Granted or purported to be Granted in this Agreement and the other Documents.

              (ii) Borrower shall furnish to the Lender from time to time or upon reasonable request of the Lender statements and schedules further identifying and describing the Collateral.

          (p) Assumption of Purchaser's Obligations. Borrower at all times will fulfill and will cause its agents and independent contractors at all times to fulfill all obligations to Purchasers, except where failure to do so will not have a Material Adverse Effect. Borrower will cause its Affiliates to perform, prior to the expiration of any applicable grace period, all of their respective obligations under the Timeshare Program Governing Documents except where failure to so perform would not give rise to a Material Adverse Effect.

          (q) Collection of Payments. Borrower will cause Servicer to undertake the diligent and timely collection of amounts delinquent under each Instrument which constitutes part of the Designated Receivables Collateral and will bear the entire expense of such collection. Lender shall have no obligation to undertake any action to collect under any Instrument.

          (r) Lender as Additional Insured. Timely after the closing, Borrower will use reasonable commercial efforts to (i) cause to be maintained and (ii) deliver or cause to be delivered to Lender, evidence of insurance policies required by Lender relating to the Resorts, naming Lender an additional insured and written by insurers, in amounts and on forms as are customary in the timeshare resort industry.

          (s) No Indebtedness. Borrower will promptly discharge any and all Indebtedness owing by it other than the Note. Borrower will cause any and all Indebtedness owing by it or secured by its property (including the Collateral) which does not relate to a Permitted Encumbrance, or that otherwise could have a Material Adverse Effect and all Liens, and other charges upon any Property thereof of Borrower to be fully subordinated in writing in all aspects to the Obligations and Lender's claims now held or hereafter acquired to the assets of Borrower, including, without limitation, the Collateral; provided, however, that if no Event of Default has occurred and is continuing, Borrower may make regularly scheduled payments on any such Indebtedness and other normal and customary payments for services rendered.

           (t) Payment of Fees and Expenses.

               (i) Borrower shall, at the time of the initial Advance of the Loan, pay or cause to be paid all of Lender's Attorneys Fees for services rendered in connection with this Loan.

               (ii) Borrower will pay Custodian the Custodial Fee and recurring fees that are set forth in the Custodial Agreement.

               (iii) Borrower will pay upon demand any and all costs incurred by the Lender in connection with the making of Advances, the protection of the Collateral, or the enforcement of the obligations against Borrower, including, without limitation, all attorneys' and other professionals' fees and costs, revenue, documentary stamp and intangible taxes and any other taxes imposed on the Documents.

          (u) Indemnification. Borrower will INDEMNIFY, PROTECT, HOLD HARMLESS, AND DEFEND Lender, its successors, assigns and shareholders (including corporate shareholders), and the directors, officers, employees, agents and servants of the foregoing, for, from and against any and all losses, costs, expenses (including, without limitation, any attorneys' fees and costs), demands, claims, suits, proceedings (whether civil or criminal), orders, judgments, penalties, fines and other sanctions arising from or brought in connection with (a) the Timeshare Projects, the Collateral, Lender's status by virtue of the Security Documents, creation of Security Interests, the terms of the Documents or the transactions related thereto or any act or omission of Borrower or any Agent or their respective employees, contractors or agents, whether actual or alleged, unless arising out of Lender's negligence or wilful misconduct and (b) any and all brokers' commissions or finders' fees or other costs of similar type by any party in connection with the Loan. On written request by a person or other entity covered by the above agreement of indemnity, Borrower will undertake, at its own cost and expense, on behalf of such indemnitee, using counsel satisfactory to the indemnitee, the defense of any legal action or proceeding to which such person or entity shall be a party. At Lender's option, Lender may at Borrower's expense prosecute or defend any action involving the priority, validity or enforceability of the Security Interests in the Collateral.

     6.3 Borrower's Negative Covenants. Borrower covenants and agrees as follows that, until full, complete and indefeasible payment and performance of the Obligations, unless the Lender shall otherwise consent in writing, Borrower shall not do any of the following:

          (a) Liens; Negative Pledges; and Encumbrances. Borrower shall not create, incur, assume or suffer to exist (i) any Lien of any nature upon or with respect to the Collateral (except for Permitted Encumbrances under this Agreement); (ii) any Indebtedness in excess of $10,000 (other than the Obligations, any Securitization, and indebtedness incurred in the ordinary course of business) with respect to itself or (iii) any direct or indirect contingent obligation with respect to itself except in the ordinary course of business; nor shall Borrower do anything to impair the rights of the Lender in the Collateral.

          (b) Disposition of Assets. Borrower shall not sell, assign, convey, transfer or otherwise dispose of, any of the Receivables Collateral, nor enter into any sale and sale agreement covering any of the Receivables Collateral other than as expressly contemplated by the Documents. The foregoing shall not prohibit the sale, assignment, conveyance or other transfer of any Instrument that is not part of the Receivables Collateral.

          (c) No Subsidiaries.  Borrower shall not create any Subsidiaries.

          (d) Amendments of Organizational Documents. Borrower shall not amend its Articles of Organization.

          (e) Events of Default. Borrower shall not take or omit to take any action, which act or omission would constitute (a) an Event of Default under this Agreement, (b) any other Documents Default or (c) a default under any other material agreement, contract, lease, license, mortgage, deed of trust or instrument to which it is a party or by which it or any of its Properties or assets is bound, which default or event of default (after the expiration of any applicable grace period) in the good faith reasonable judgment of the Borrower may have a Material Adverse Effect.

          (f) Other Activities of Borrower. Borrower shall not (x) make any capital expenditures that create, in the aggregate and at any one time, an Outstanding Indebtedness of the Borrower in excess of $10,000, (y) without the prior written consent of its Independent Director, (1) commence any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar law seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (2) seek appointment of a receiver, trustee, custodian or other similar official for it or any part of its assets, (3) make a general assignment for the benefit of creditors, or (4) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing, (z) guarantee (directly or indirectly), endorse the obligations of (except in the ordinary course of business), or own or purchase any stock, obligations or securities of or any other interest in, or make any capital contribution to, any other Person, or engage in any other action that bears on whether the separate legal identity of Borrower shall be respected, including, without limitation (i) holding itself out as being liable for the debts of any other party or (ii) acting other than in its corporate name and through its duly authorized officers or agents.

          (g) No Advances. The Borrower shall not make any advances, loans, extensions of credit, acquisitions or investments other than the acquisition of Permitted Investments.

          (h) Existence; Qualification. The Borrower shall not dissolve or terminate its existence as a Delaware corporation.

          (i) Other Transactions. The Borrower shall not engage in any business or activity other than in connection with, or relating to, this Agreement, the other Documents and the specific transactions contemplated thereby (which permitted transactions include any Securitization).

          (j) Validity of Liens. The Borrower shall not permit the validity or effectiveness of this Agreement or any Security Interest set forth herein to be impaired, or permit the Lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under any of the Documents, except as may be expressly permitted hereby.

          (k) Extensions. The Borrower shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or other law that would prohibit or forgive the Borrower from paying all or any portion of the principal of or Interest on the Note as contemplated herein or in the Note, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Lender or the Custodian, but will suffer and permit the execution of every such power as though no such law had been enacted.

          (l) ERISA. The Borrower shall not permit any Plan to engage in a prohibited transaction within the meaning of section 406 of ERISA or section 4975 of the Code, except in those cases for which there is a statutory or administrative exemption available under section 408 of ERISA or section 4975(d) of the Code where such action could reasonably be expected to have a Material Adverse Effect, or permit to exist with respect to any Plan any accumulated funding deficiency within the meaning of section 412 of the Code, or incur any liability (other than for required insurance premiums) where such action could reasonably be expected to have a Material Adverse Effect.

          (m) No Modifications of Instruments. Without the prior written consent of Lender (which shall not be unreasonably withheld), Borrower will not cancel or materially modify, or consent to or acquiesce in any material modification (including, without limitation, any change in the Mortgage Loan Coupon Rate or the amount, frequency or number of payments of principal or interest on any Instrument) to, or solicit the prepayment of, any Instrument (provided however, that if prompt notice of such modification is provided to the Lender and the affected modified Instrument is replaced no later than the next succeeding Payment Date in accordance with the provisions of
Section 3.2, no Event of Default shall occur hereunder) which constitutes part of the Designated Receivables Collateral; waive the timely performance of the obligations of the Mortgagor under any such Instrument or its security; or release the security for any such Instrument. Borrower will not pay or advance directly or indirectly for the account of any Originator, the Intermediary Corporation or any sum requested to be deposited or owing by any Mortgage under any Instrument (whether or not an Eligible Instrument) which constitutes part of the Receivables Collateral.

          (n) No Modification of Timeshare Documents. The Borrower will not, without the prior written consent of Lender, cancel, amend, or materially modify, waive or permit or acquiesce in the cancellation or material modification of any underlying transaction document relating to an Instrument, including but not limited to, any Mortgage Document, true and complete copies of which have been delivered in accordance with Article Four hereof, provided however, that if prompt notice of such modification is provided to the Lender and such modified Instrument is replaced no later than the next succeeding Payment Date in accordance with the provisions of Section 3.2, no Event of Default shall occur hereunder.

          (o) No Distributions. Borrower will not make, any distribution (inclusive of dividends, stock repurchases and redemptions, the repayment of loans from, and the making of loans to or investments in the distributees) unless at the time of the distribution and after giving effect thereto, there exists neither an Event of Default nor any Incipient Default.

          (p) Securities Law. Unless substantially due to an action of the Lender, neither the Borrower, directly or indirectly, nor anyone acting on its behalf (provided Bank shall not be considered to be acting on behalf of Borrower) will offer the Note or any part thereof or any similar securities for issue or sale to, or will solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Note within the provisions of
Section 5 of the Securities Act of 1933, as amended. Borrower will not conduct its activities in such a manner that would make it subject to the provisions of the Investment Company Act.

          (q) Additional Insurance. Borrower will not obtain or carry insurance relating to the Instruments separate from that required by any Document, unless the Lender shall have the same rights with respect thereto as it has with respect to the insurance required by such Document.

          (r) No Petition. Borrower hereby agrees and covenants that it will not commence or join in any action or proceeding against the Intermediary Corporation or itself under any liquidation, conservatorship, bankruptcy, reorganization, rearrangement, or other insolvency law now or hereafter existing.

          6.4 Notification of Originators. Lender may notify Purchasers or Originators of the existence of Lender's or Trustee's interest as assignee in the Receivables Collateral and reasonably request from such Purchasers or Originators any information relating to the Receivables Collateral but, with respect to the Purchasers, solely for the purpose of monitoring, administering or verifying the Receivables Collateral. Borrower will deliver such notice of the Lender under its letterhead if so requested by Lender.

          6.5 Inspection. Lender's examination, inspection, or receipt of information pertaining to the Collateral or the Timeshare Projects and their respective proposed operation shall not in any way be deemed to reduce the full scope and protection of the warranties, representations and Obligations contained in this Agreement.

          6.6 Supplemental Nature of Article 6. The representations, warranties and covenants contained in this Article 6 are in addition to, and not in derogation of, the representations, warranties and covenants contained elsewhere in the Documents and shall be deemed to be made and reaffirmed on each Transfer Date, provided that, when specifically referencing Instruments, shall be made only with respect to all of the Instruments being sold, transferred, conveyed or assigned upon such Transfer Date.

      7.  DEFAULT

          7.1 Events of Default. The occurrence of any of the following events or conditions shall constitute an event of default ("Event of Default") hereunder:

          (a) if any payment or prepayment of all or any part of the principal of or Interest on any Advance and/or any other amounts payable by Borrower under this Agreement or any other Document (after the expiration of any applicable grace period expressly set forth in such Document), whether at the stated maturity thereof or at any date fixed for payment by acceleration, by notice of prepayment or otherwise shall not be paid within three (3) Business Days immediately succeeding the date as and when due;

          (b) any representation or warranty of a Person other than Lender contained in the Documents or in any certificate furnished to Lender under the Documents by or on behalf of Borrower proves to be, in any respect, false or misleading as of the date deemed made and has a Material Adverse Effect;

          (c) a default in the Performance of the Obligations set forth in Sections 3.2, 6.2(j), 6.2(k), 6.2(o), 6.2(p), 6.2(q), 6.2(t)(i), 6.3(a), 6.3(o),
6.3(p), or 6.3(r) hereof;

          (d)  reserved;

          (e) breach by any of the Borrower, the Intermediary Corporation, any Originator, any Servicer (if it is an Affiliate of the Borrower) or Vistana in the performance of any negative covenant contained in any of the Documents;

          (f) a default in the Performance of any Obligations by the Borrower, the Intermediary Corporation, any Originator or the Servicer or a violation of any term, covenant or provision of the Documents (other than a default or violation referred to elsewhere in this Section 7.1) which continues unremedied
(i) for a period of ten (10) Days after notice of such default or violation of Borrower in the case of a default under or violation of Section 6.3(a) hereof or any other default or violation which can be cured by the payment of money alone or (ii) in the case of any other default or violation, for a period of twenty
(20) Business Days after the earlier of knowledge of such breach by such non-performing person or notice to such Person of such default or violation, plus only if such default or violation cannot be cured by such Person within twenty
(20) Business Days and such Person has been, in the good faith and reasonable commercial judgment of the Lender, as determined by the Lender in its sole discretion, diligent in attempting to effect cure, such additional period not to exceed an additional ten (10) Business Days as may be required by Borrower proceeding diligently to effect cure, provided that if any grace period expressly set forth and relating to such specific covenant pursuant to the terms of the Documents applies, such grace period shall be the only applicable grace period for the purposes of this Section 7.01(f);

          (g) the occurrence of an "Event of Default", "Servicer Default" or "Guarantor Default" or other "Event of Default" as defined elsewhere in any of the Documents;

          (h) any final, non-appealable judgment or decree for money damages or for a fine or penalty against Borrower which is not paid and discharged or stayed within 30 days thereafter and when aggregated with all other judgments or decree(s) that have remained unpaid and undischarged or stayed for such period is in excess of $100,000;

          (i) Borrower, the Intermediary Corporation, any Originator, the Servicer or Vistana shall (i) generally not be paying its debts as they become due, (ii) file or consent by answer or otherwise to the filing against it of a petition for relief or reorganization, arrangement or liquidation or any other petition in bankruptcy or insolvency or the appointment of a custodian under the laws of any jurisdiction, (iii) or any other commencement by such Person of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of it in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iv) make an assignment for the benefit of its creditors, (v) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or any substantial part of its property, (vi) be adjudicated insolvent, (vii) dissolve; commence to wind-up its affairs, (viii) take any action for purposes of the foregoing; or a petition for relief or reorganization, arrangement or liquidation or any other petition in bankruptcy or insolvency or the appointment of a custodian under the laws of-any jurisdiction is filed against it or a custodian is appointed for Borrower, the Collateral or any material part of its properties and such proceeding is not dismissed and appointment vacated within forty-five (45) days thereafter or (ix) a final judgment, fine or other order for the payment of money shall be rendered by any Governmental Authority against such Person and the applicable Person shall not discharge the same or provide for its discharge in accordance with its terms, or obtain an adequate bond with respect thereto, or procure a stay of execution thereof within thirty (30) days from the date of its entry and the Lender shall have reasonably determined that such final judgment, fine or order is likely to have a Material Adverse Effect;

               (j) a material adverse change in any of the Timeshare Projects which is uninsured for less than the full value of such claim and which would have a Material Adverse Effect that affects, directly or indirectly, Instruments having, at the time such Material Adverse Effect occurs (as determined by the Lender in its sole discretion) an Outstanding principal balance of more than $100,000 or in the business or financial condition of Borrower or in the Collateral, which change (i) is not otherwise enumerated in this Section 7.1 as an Event of Default, (ii) is not fully cured by Borrower within thirty (30) days of the occurrence thereof, and (iii) as the result of which Lender in good faith deems the prospect of Performance of the Obligations impaired or its Collateral imperiled. A change shall not be deemed material and adverse until it results in cumulative damages of at least $100,000 or, in Lender's reasonable opinion, is not subject to quantification;

               (k) an order or decree has been entered by any court or Governmental Authority of competent jurisdiction enjoining the intended use as Timeshare resorts of any Timeshare Project or Timeshare Projects that, in either case, gave rise to a material number of Designated Instruments having a then-Outstanding principal balance of $100,000 and such order or decree is not vacated, or such Designated Instruments are not repurchased or replaced within sixty (60) days of entry thereof;

               (l) If an "Event of Default", as defined under the Line of Credit Agreement, occurs and is not cured within the applicable grace period (if any) provided therein.

          7.2 Remedies. At any time after an Event of Default has occurred and while it is continuing, Lender may, but without obligation, in addition to the rights and powers granted elsewhere in the Documents and not in limitation thereof, do any one or more of the following:

               (a)  cease to make further Advances;

               (b) declare all Outstanding principal of, and Interest accrued to the date of payment on the Note, and all other sums owing by Borrower to Lender in connection with the Documents, immediately due and payable without notice, presentment, demand or protest, which are hereby waived by Borrower;

               (c) receive and retain any proceeds from the other items of Collateral;

          (d) with respect to the Receivables Collateral, (i) institute collection, foreclosure and other enforcement actions against Purchasers and other persons obligated on the Receivables Collateral, (ii) enter into modification agreements and make extension agreements with respect to payments and other performances, (iii) release persons liable for performance, (iv) settle and compromise disputes with respect to payments and performances claimed due, all without notice to Borrower, without being called to account for such actions by Borrower and without relieving Borrower from Performance of the Obligations, and (v) receive, collect, open and read all mail of Borrower for the purpose of obtaining all items pertaining to the Receivables Collateral; and

          (e) proceed to protect and enforce its rights and remedies under the Documents and any other documents or instruments related thereto, to foreclose or otherwise realize upon the collateral and/or to exercise any other rights and remedies available to it at law, in equity or by statute.

          7.3 Application of Funds Received. Notwithstanding anything in the Documents to the contrary, while an Event of Default exists, any cash received and retained by Lender in connection with the Collateral may be applied to payment of the Obligations in the manner provided in Section 7.5 hereof.

          7.4 Foreclosure. (a) Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the relevant jurisdiction and all other rights and remedies accorded to a secured party in equity or at law. Any notice of sale or other disposition of the Collateral given not less than ten (10) Business Days prior to such proposed action in connection with the exercise of Lender's remedies shall constitute reasonable and fair notice of such action. Lender may postpone or adjourn any such sale from time to time by announcement at the time and place of sale stated on the notice of sale or by announcement of any adjourned sale, without being required to give a further notice of sale. Any such sale may be for cash or, unless prohibited by applicable law, upon such credit or installment as Lender may determine. Borrower shall be credited with the net proceeds of such sale only when such proceeds are actually received by Lender in good current funds. Despite the consummation of any such sale, Borrower shall remain liable for any deficiency on the Obligations which remains outstanding following such sale. All net proceeds recovered pursuant to a sale shall be applied in accordance with the provisions of Section 7.5 hereof.

          (b) Lender may, in the name of Borrower, or in its own name, make and execute all conveyances, assignments and transfers of the Collateral sold in connection with the exercise of Lender's remedies; and for this purpose Lender is hereby appointed attorney-in-fact for Borrower.

          (c) Upon request of Lender when an Event of Default exists, Borrower shall assemble the Collateral not already in Lender's possession and make it available to Lender at a time and place designated by Lender.

          7.5 Proceeds from Sale of Collateral. The proceeds realized from any sale of all or any part of the Collateral made in connection with the exercise of Lender's remedies shall be applied in the following order of priorities; first, to the payment of all costs and expenses of such sale, including, without reasonable compensation to Lender and its agents, attorneys fees, and all other expenses, liabilities and advances incurred or made by Lender, its agents and attorneys in connection with such sale, and any other unreimbursed expenses for which Lender may be reimbursed pursuant to the Documents; second, to the payment of the Obligations, in such order and manner as Lender shall determine, with no amounts applied to payment of principal until all Interest has been paid; and third, to the payment to Borrower, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          7.6 Performance by Lender. Lender may, at its option, and without any obligation to do so, pay, perform and discharge any and all liabilities agreed to be paid or performed in the Documents by Borrower, any Guarantor or any surety for the Performance of the Obligations if the person obligated fails to do so. For such purposes Lender may use the proceeds of the Collateral. All amounts expended by Lender in so doing or in exercising its remedies under the Documents following an Event of Default shall become part of the Obligations, shall be immediately due and payable by Borrower to Lender upon demand, and shall bear Interest at the Default Rate from the dates of such expenditures until paid.

          7.7 Remedies Non-Exclusive. No remedy in any Document conferred on or reserved to Lender is intended to be exclusive of any other remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under any Document or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power shall be construed to be a waiver of or acquiescence to any default or a waiver of any right or power; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

          7.8 Waiver. Borrower, for itself and for all who may claim through or under it, hereby expressly waives and releases all right to have the Collateral or any part thereof, marshalled on any foreclosure sale or other enforcement of Lender's rights and remedies.

          7.9 Power of Attorney. For the purpose of exercising its rights and remedies under Sections 7.2(d) and 7.6 hereof, Lender may do so in the name of Borrower or its name and is hereby appointed as Borrower's attorney-in-fact to take any and all actions in the name of Borrower and/or on behalf of Borrower as Lender may deem necessary or appropriate in the accomplishment of such purposes.

      8.  MISCELLANEOUS

          8.1 Payment of Funds to Lender. All moneys payable under the Documents shall be paid to Lender at its address set forth herein in lawful monies of the United States of America, unless otherwise designated in the Documents or by Lender by notice.

          8.2 Merger. The Documents exclusively and completely state the rights and obligations of Lender and Borrower with respect to the Loan. No modification, variation, termination, discharge, abandonment or waiver of any of the terms or conditions of the Documents shall be valid unless in writing and signed by duly authorized representatives of the party sought to be bound by such action. The Documents supersede any and all prior representations, warranties and/or inducements, written or oral, heretofore made by Lender.

          8.3 Powers Coupled with an Interest. The powers and agency granted to Lender by Borrower in the Documents are coupled with an interest and are irrevocable and are granted as cumulative to Lender's other remedies for collection and enforcement of the Oblations.

          8.4 Counterparts. Any Document may be executed simultaneously in any number of identical copies each of which shall constitute an original for all purposes.

          8.5 Notices. Except as otherwise expressly provided in the Documents, any notice required or permitted to be given under any Document by any Person to the other shall be in writing and shall be (a) personally delivered, (b) sent by overnight express carrier, or (c) sent by telecopy, to such other Person (or Persons) at its address and/or telecopy number as set forth below, or at such other address and/or telecopy number as any party thereto may designate for such purpose in a notice given to the other party. Such notice shall be deemed received upon the earliest of the following to occur: (a) upon personal delivery; (b) on the next Business Day following the day sent, if sent by overnight express courier; and (c) on the day sent if the time of transmission is prior to 2:30 p.m. or if such day is not a Business Day on the next Business Day after the day sent, if sent by telecopy.

               Notices to Borrower:           VISTANA TIMESHARE MORTGAGE
                                              CORP.
                                              c/o VCH Administration, Inc.
                                              8801 Vistana Centre Drive
                                              Orlando, Florida   32821
                                              Attn: Chief Financial Officer
                                              Telephone: (407) 239-3100
                                              Telecopy: (407) 239-3222

               With a copy to:                VISTANA, INC.
                                              701 Brickell Avenue, Suite 2100
                                              Miami, Florida 33131
                                              Attn: Susan Werth, Esq.
                                              Telephone: (305) 577-3150

                                             Telecopy: (305) 374-7159


               Notices to Lender:            DRESDNER BANK AG NEW YORK AND
                                             GRAND CAYMAN BRANCHES
                                             75 Wall Street
                                             New York, New York  10005-2889
                                             Attn: Asset-Backed Finance
                                             Telephone: (212) 429-2552
                                             Telecopy: (212) 429-2780

          8.6 Assignees of Borrower and Lender. This Agreement, the Note and any other Document shall be binding upon, and inure to the benefit of, the parties hereto and their permitted successors and assigns, whether so expressed or not. The Lender shall have the right (i) to sell, assign or otherwise transfer to any Person all or any portion of its interest under this Agreement and the Note and (ii) to grant any participation or other interest herein or therein; provided that Lender shall give Borrower at least ten (10) Business Days written advance notice of Lender's intent to assign any of its rights hereunder; provided, further, however, that Lender shall not disseminate any information regarding the Borrower or the Collateral to any timeshare developer, timeshare exchange company or hospitality industry company without Borrower's advance written consent, which consent shall not be withheld unreasonably. Borrower may not assign its rights in the Documents in whole or in part except as may be expressly provided in a Document or with the prior written consent of the Lender.

          8.7 Unenforceability. If any one or more of the provisions contained in any Document shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in the Document shall not in any way be affected or impaired thereby.

           8.8 Time is of the Essence. Time is of the essence in the Performance of the Obligations.

          8.9 Delay not Waiver. No modification, variation, termination, discharge, abandonment or waiver granted or consented to by Lender including a waiver of the time of the essence standard, shall be deemed to be an abandonment of such rights.

          8.10 Headings. All headings are inserted for convenience only and shall not affect any construction or interpretation of the Documents. Unless otherwise indicated, all references in a Document to clauses and other subdivisions refer to the corresponding paragraphs, clauses and other subdivisions of the Document; the words "herein", "hereof", "hereto", "hereunder" and words of similar import refer to the Document as a whole and not to any particular section, paragraph, clause or other subdivision; the use of any gender shall be deemed to include other genders, unless inappropriate; and reference to a numbered or lettered subdivision of an Article, or paragraph shall include relevant matter within the Article, section or paragraph which is applicable to but not within such numbered or lettered subdivision; the word "or" shall be deemed to have the expansive meaning of "and/or". All Schedules and Exhibits referred to in this Agreement are incorporated in this Agreement by reference.

          8.11 CHOICE OF LAW: JURISDICTION: VENUE AND WAIVER OF JURY TRIAL. BORROWER HEREBY IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT SHALL BE LITIGATED, AT LENDER'S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. BORROWER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES CT CORPORATION SYSTEM, WHOSE ADDRESS IS C/O CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS DULY AUTHORIZED AGENT FOR SERVICE OF LEGAL PROCESS AND AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF PROCESS UPON BORROWER PROVIDED THAT A COPY OF SUCH PROCESS BE DELIVERED TO BORROWER PURSUANT TO THE PROVISIONS OF SECTION 8.5 ABOVE. IN THE EVENT SERVICE IS UNDELIVERABLE BECAUSE SUCH AGENT MOVES OR CEASES TO DO BUSINESS IN NEW YORK, NEW YORK, OR LENDER WISHES TO HAVE A DIFFERENT AGENT, BORROWER SHALL, WITHIN TEN (10) DAYS AFTER LENDER'S REQUEST, APPOINT A SUBSTITUTE AGENT (IN NEW YORK, NEW YORK) ON ITS BEHALF AND WITHIN SUCH PERIOD NOTIFY LENDER OF SUCH APPOINTMENT. IF SUCH SUBSTITUTE AGENT IS NOT TIMELY APPOINTED, LENDER SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO DESIGNATE A SUBSTITUTE AGENT UPON FIVE (5) DAYS NOTICE TO BORROWER. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY LENDER ON THE LOAN DOCUMENTS IN ACCORDANCE WITH THIS PARAGRAPH.

          BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND BY LENDER, AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT, BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT BORROWER AND LENDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.

BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

          THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATE SOF AMERICA.

          8.12 Usury Law. It is the intent of the parties hereto to comply with any applicable usury law. In no event whatsoever shall the amount of Interest paid or agreed to be paid by Borrower pursuant to this Agreement or the Note or any of the other Documents exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or the Note or of the other Documents shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto ("Excess Interest"), then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law, and, if for any reason whatsoever, Lender shall receive, as Interest, an amount which would be deemed unlawful under such applicable law, such amount shall be applied to the Loan (whether or not due and payable), and not to the payment of Interest, or refunded to Borrower if the Loan has been paid in full. Borrower shall not have any action against Lender for any damages whatsoever arising out of the payment or collection of any such Excess Interest.

          8.13 NO LIABILITY TO PURCHASERS. LENDER DOES NOT HEREBY ASSUME AND SHALL HAVE NO RESPONSIBILITY, OBLIGATION OR LIABILITY TO PURCHASERS, LENDER'S RELATIONSHIP BEING THAT ONLY OF A CREDITOR WHO HAS TAKEN, AS SECURITY FOR INDEBTEDNESS OWED TO IT, AN ASSIGNMENT FROM BORROWER OF THE INSTRUMENTS. EXCEPT AS REQUIRED BY LAW, INCLUDING WITHOUT LIMITATION, ANY REPORT OR REQUEST BY THE SEC, BORROWER WILL NOT, AT ANY TIME, USE THE NAME OF OR MAKE REFERENCE TO LENDER WITH RESPECT TO THE TIMESHARE PROJECTS, THE SALE OF TIMESHARE INTERESTS OR OTHERWISE, WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF LENDER.

          8.14  Reserved.

          8.15 Reliance by Lender. All representations, warranties, covenants and agreements made by Borrower herein, in the other Documents or in any other agreement, document, instrument or certificate delivered by or on behalf of Borrower under or pursuant to the Documents shall be considered to have been relied upon by Lender and shall survive the delivery to Lender of such Documents and the extension of the Loan (and each part thereof), regardless of any investigation made by or on behalf of Lender.

          8.16 Termination; Survival. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loan hereunder. This Agreement shall terminate promptly at the end of the Term, provided, however, that any obligation that the Borrower may have hereunder to indemnify the Lender or the Custodian shall survive such termination.

          8.17 Amendments. Any and all amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Agreement or any Note shall not be effective unless set forth in a writing signed by, in any case, Borrower and Lender. Any waiver or consent with respect to any provision of this Agreement or the Note shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

          8.18 Marshalling; Payments Set Aside. Lender shall be under no obligation to marshall any assets in favor of Borrower or any other Person or against or in Performance of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Lender, or Lender enforces its Liens and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under the Bankruptcy Code or under any other similar federal or state law, common law or equitable cause, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

          8.19 No Set-Offs by Borrower. All sums payable by Borrower pursuant to this Agreement or the Note shall be payable without notice or demand and shall be payable in United States Dollars without set-off, counterclaim, defense, abatement, recoupment or reduction of any manner whatsoever.

          8.20 Equitable Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or the Note, any remedy at law may prove to be inadequate relief to the Lender; therefore, Borrower agrees that the Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

          8.21 Waiver of Punitive Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EACH OF THE PARTIES HERETO AGREES THAT IT SHALL NOT SEEK ANY PUNITIVE DAMAGES FROM THE OTHER PARTY HERETO UNDER ANY THEORY OF LIABILITY, INCLUDING, WITHOUT LIMITATION, ANY THEORY IN TORT.

          8.22 General Interpretive Principals. For purposes of this Agreement except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (b) the term "include" or "including" shall mean without limitation by reason of enumeration.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names, personally or by their duly authorized representatives as of the date above written.

                                BORROWER:

                                VISTANA TIMESHARE MORTGAGE CORP.
                                a Delaware corporation

                                By:  /s/ John M. Sabin
                                    -------------------------------------

                                Name:  John M. Sabin

                                Title: Sr. Vice President



                                LENDER:

                                DRESDNER BANK AG NEW YORK AND GRAND
                                CAYMAN BRANCHES

                                By:  /S/ Michael M. Kownacki
                                    --------------------------------------
                                Name:  Michael M. Kownacki
                                      ------------------------------------
                                Title:  Vice President
                                       -----------------------------------

                                By:  /S/ Harry C. Forsyth
                                    --------------------------------------
                                Name:  Harry C. Forsyth
                                      ------------------------------------
                                Title:  Vice President
                                       -----------------------------------